                                                                  EXHIBIT 10.25






                                 DEVELOPMENT


                                     AND


                                 CONSTRUCTION


                                  MANAGEMENT


                                  AGREEMENT




                                      by
                                      and
                                    between




                      SUGARLAND PROPERTIES INCORPORATED


                                      and


                         KENT ELECTRONICS CORPORATION

                               TABLE OF CONTENTS


I.  Engagement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

II. Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

III. Project Team, SPI Representative, and Kent Representative  . . . . . . . . . . . . . . . . .   2
         A.      Project Team . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         B.      SPI Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         C.      Kent Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         D.      Meetings Between Representatives . . . . . . . . . . . . . . . . . . . . . . . .   3

IV.  Development and Construction Management Services . . . . . . . . . . . . . . . . . . . . . .   3
         A.      Project Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         B.      Initial Planning . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         C.      Contract Documents and Construction and Development Documents  . . . . . . . . .   5
         D.      Construction and Development Services  . . . . . . . . . . . . . . . . . . . . .   6
         E.      Accounting Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         F.      Assignment of SPI's Rights under Contract Documents and Construction
                 and Development Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         G.      Performance Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

V.  Kent's Payment Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

VI.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         A.      Fixed Development and Construction Management Fee  . . . . . . . . . . . . . . .  11
         B.      Additional Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         C.      Early Completion Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

VII.  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         A.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         B.      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         C.      Termination by Kent Without Cause  . . . . . . . . . . . . . . . . . . . . . . .  13

VIII.  Limitation of Liability of SPI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         A.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         B.      Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

IX.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         A.      Kent Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         B.      SPI Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         C.      General Contractor's Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  15
         D.      General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         E.      Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

X.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         A.      Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         B.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         C.      Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         D.      No Third-Party Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         E.      Excusable Delay  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         F.      No Ownership Interest; No Partnership  . . . . . . . . . . . . . . . . . . . .   20
         G.      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         H.      Further Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         I.      Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         J.      Ownership of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         K.      Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         L.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         M.      Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21




                            SCHEDULE OF DEFINITIONS

The following capitalized terms defined in the provisions of this Agreement are listed below:

"AGREEMENT" means this Development and Construction Management Agreement.

"CONSTRUCTION AND DEVELOPMENT DOCUMENTS" is defined in Paragraph IV.2.C.

"CONTRACT DOCUMENTS" is defined in Paragraph IV.1.C.

CONTRACT TIME" is defined in Paragraph IV.A.

"CONTRACTOR(S)" is defined in Article III.

"FINAL COMPLETION" is defined in Article II.

"FINALLY COMPLETED" is defined in Article II.

"FIXED DEVELOPMENT AND CONSTRUCTION MANAGEMENT FEE" is defined in Paragraph
VI.A.

"KENT" means Kent Electronics Corporation, a Texas corporation.

"LETTER AGREEMENT" is defined in Paragraph 6 of the Recitals.

"OPTION AGREEMENT" is defined in Paragraph 1 of the Recitals.

"PROJECT" is defined in Paragraph 3 of the Recitals.

"PROJECT ARCHITECT" means House Reh Burwell Architects as set forth in Article III.

"PROJECT COST BUDGET" is defined in Paragraph IV.B.2.

"PROJECT SCHEDULE" is defined in the first grammatical paragraph of Paragraph IV.A.

"PROJECT TEAM" is defined in Article III.

"PUNCHLIST ITEMS" is defined in the second grammatical paragraph of Paragraph IV.A.

"PURCHASE AND SALE AGREEMENT" is defined in Paragraph 1 of the Recitals.

"SPI" means Sugarland Properties Incorporated, a Texas corporation.

"SPI GROUP" is defined in Paragraph VIII.A.

"SUBSTANTIAL COMPLETION" is defined in the second grammatical paragraph of Paragraph IV.A.

"TERM" is defined in Article II.

"TOTAL PROJECT COSTS" is defined in Paragraph VI.A.



                              SCHEDULE OF EXHIBITS

Exhibit "A"      --       Description of Plans and Specifications
Exhibit "B"      --       Project Schedule
Exhibit "C"      --       Metes and Bounds description of the Land
Exhibit "D"      --       Project Cost Budget
Exhibit "E"      --       Qualifications to Plans
Exhibit "F"      --       Letter of Credit Drafting Statement

               DEVELOPMENT AND CONSTRUCTION MANAGEMENT AGREEMENT



         THIS DEVELOPMENT AND CONSTRUCTION MANAGEMENT AGREEMENT (this "Agreement") is dated as of April 21, 1995, between SUGARLAND PROPERTIES INCORPORATED, a Texas corporation (hereafter referred to as "SPI"), and KENT ELECTRONICS CORPORATION, a Texas corporation (hereafter referred to as "Kent"), as follows:


                                R E C I T A L S:


         1. SPI and Kent have entered into that certain Purchase and Sale Agreement ("Purchase and Sale Agreement") dated as of March 2, 1995, pursuant to which Kent had the right to purchase several tracts, including that certain tract of land comprising approximately 51 acres of land described by metes and bounds on Exhibit "C" which is attached hereto and incorporated herein for all purposes (the "Land"). The Land is located in Fort Bend County, Texas and is also known as Tract 130, Commercial Reserve "A" of the Final Plat of Sugar Land Business Park Tract 130 and Tract 131, a subdivision in the City of Sugar Land, Texas according to the map or plat thereof recorded under Slide No. 1356/B of the Plat Records of Fort Bend County Texas. SPI and Kent have also entered into that certain agreement ("Option Agreement") pursuant to which Kent has the option to purchase the land described therein.

         2.      On March 7, 1995, Kent purchased the Land.

         3. Kent desires to develop office, assembly and light manufacturing, warehouse and/or office/distribution facilities, and associated facilities and betterments on the Land (the "Project").

         4. Kent desires to retain the services of SPI to organize, coordinate, arrange, supervise and administer the development of the Project, and to perform certain other services hereafter set forth.

         5. The purpose of this Agreement is to set forth the mutual understandings and responsibilities of the parties with respect to the Project.

         6. SPI and Kent have, prior to the date of this Agreement, entered into that certain letter agreement dated September 14, 1994, as amended by a first amendment thereto dated December 6, 1994 (as so amended, the "Letter Agreement").

                                   AGREEMENT:

         NOW, THEREFORE, for valuable consideration, SPI and Kent hereby agree as follows:

                                 I.  ENGAGEMENT

         Subject to the terms and provisions of this Agreement, and for the "Term" (hereafter defined) of this Agreement, Kent hereby engages SPI as Kent's prime contractor, and grants to SPI the sole and exclusive right to supervise, administer, and manage the performance of the development and construction of the Project (but the foregoing shall not be construed to preclude Kent, its agents, representatives and contractors, and their respective officers and employees from inspecting the Project during construction at any time or times). Subject to the terms and provisions of this Agreement and in consideration of the compensation herein provided, SPI hereby accepts such engagement and, acting as an independent contractor, shall, during the Term, supervise, administer, and manage the development and construction of the Project pursuant to the terms, conditions and provisions of this Agreement.

                                    II. TERM

         The term of this Agreement (the "Term") shall commence as of the date of this Agreement and shall continue until the Project is "Finally Completed" (hereafter defined) or this Agreement is earlier terminated as set forth herein (or such later date as may be provided for elsewhere in this Agreement). For the purposes hereof, the Project will be "Finally Completed" (or, alternatively, the Project will have achieved "Final Completion") when "Substantial Completion" (hereafter defined) of the Project has occurred and all "punchlist items" (hereafter defined) and other conditions precedent to achieving final completion pursuant to the provisions of the master construction contract for the Project have been completed, all in accordance with said construction contract and this Agreement, and when the landscaping contemplated for the Project will have been installed. SPI and Kent acknowledge that the landscaping will not be installed until completion of construction of the remainder of the Project has occurred. When the landscape contractor has achieved final completion of its work in the manner described in such contractor's contract, the Project will be considered to be finally completed for purposes of determining the expiration of the Term of this Agreement.

         III. PROJECT TEAM, SPI REPRESENTATIVE, AND KENT REPRESENTATIVE

         A. PROJECT TEAM. SPI shall provide a project team (the "Project Team") to enable SPI to perform its duties hereunder, which Project Team shall be the responsibility of SPI, subject to the limitations provided herein. The Project Team, as well as any party providing any assistance to SPI in performing its duties hereunder, shall be collectively referred to as the "Contractor." While Kent's approval of the Project Team is not required, Kent acknowledges that it has previously approved the use of the following (who are the current Project Team): (i) Rust Lichliter as (a) surveyor for the Project,
(b) drainage engineer for the Project, and (c) civil engineer for the Project (including the design of the drainage ditch and paving and utility design associated with the expansion of Gillingham Road); (ii) House Reh Burwell Architects ("Project Architect"), as architect for the Project; (iii) E. E. Reed, as general contractor for the Project; and (iv) Dabney Engineering, as the MEP engineer for the Project. SPI may, from time to time upon notice to Kent, replace any member of the Project Team with a well-qualified individual or firm designated by SPI that is acceptable to Kent in the exercise of reasonable judgment.

         B. SPI REPRESENTATIVE. SPI shall designate a representative (the "SPI Representative") to act on behalf of SPI when recommendations, approvals, or commitments from SPI are required under this Agreement and to function as the principal source of liaison and communication with Kent. Kent hereby approves SPI's designation of Steven H. Mercadal as the initial SPI Representative. SPI may, from time to time upon notice to Kent, replace the SPI Representative with a well-qualified individual designated by SPI who is acceptable to Kent in the exercise of reasonable judgment.

         C. KENT REPRESENTATIVE. Kent shall designate an individual (the "Kent Representative") to act for and on behalf of Kent when approvals or commitments from Kent are required under this Agreement, and to function as the principal source of liaison and communication with SPI. SPI hereby approves Kent's designation of Cathy Felts as the initial Kent Representative. Kent may, from time to time upon notice to SPI, replace the Kent Representative with an individual designated by Kent and acceptable to SPI in the exercise of reasonable judgment.

         D. MEETINGS BETWEEN REPRESENTATIVES. SPI will meet with Kent throughout the term of this Agreement promptly following the request of Kent to discuss any matter relating to the Project, and Kent will meet with SPI throughout the term of this Agreement promptly following the request of SPI to discuss any matter relating to the Project.

             IV.  DEVELOPMENT AND CONSTRUCTION MANAGEMENT SERVICES

         SPI shall cause the Project to be constructed, and shall supervise, administer, and manage the development and construction of the Project (such services being herein referred to collectively as the "Development and Construction Management Services") in accordance with this Agreement, including the following provisions:

         A. PROJECT SCHEDULE. Kent and SPI hereby approve the project schedule that is attached hereto and incorporated herein for all purposes as Exhibit "B," which project schedule requires that "Substantial Completion" (hereafter defined) of the Project occur by December 15, 1995. Final Completion of the Project shall occur not later than thirty (30) days following Substantial Completion of the Project. Such project schedule, (as amended and revised from time to time in accordance with this Agreement, the "Project Schedule") may need to be amended and revised from time to time in accordance with the completion time extension provisions of the "Construction Contracts" (hereafter defined), including the terms of change orders issued pursuant to the Construction Contracts. The date of Substantial Completion provided for in the Project Schedule, as amended from time to time pursuant to the provisions of this Agreement, is herein referred to as the "Contract Time".

         For purposes of this Agreement, "Substantial Completion" shall be deemed achieved when SPI has caused the general contractor to obtain and deliver to Kent all final inspection tags, permits and other consents from all governmental authorities that are required for Kent's occupancy and use of the Project. The phrase "Kent's occupancy and use of the Project", as used in the preceding sentence, shall mean the physical occupancy, use and operation of the Project as an office, light manufacturing, assembly, warehouse and/or distribution facility, it being understood that certain minor finishing items or adjustments may still be required by the general contractor (which items or adjustments are herein referred to as "punchlist items") and that Kent may not be able to use the Project until Kent has installed all of its furniture and equipment. SPI will use its best efforts to allow Kent to install its furniture and equipment at the Project prior to Substantial Completion, provided that Kent does not unreasonably interfere with the progress of construction of the Project, Kent accepts all risk of damage to its furniture and equipment and insures such furniture and equipment for not less than eighty percent (80%) of its replacement value, and further subject to any requirements of applicable law.

         If SPI fails to cause the general contractor to achieve Substantial Completion of the Project by December 15, 1995, as such date may be extended pursuant to the provisions of this Paragraph IV.A of this Agreement and/or by any "Event of Force Majeure" (hereafter defined), Kent, as its sole remedy except as provided below, shall be entitled to retain or recover from SPI, as liquidated damages and not as a penalty, the following amounts: (i) One Thousand Dollars ($1,000) per day commencing upon the first day following expiration of the Contract Time allotted for Substantial Completion and continuing until Substantial Completion of the Project is achieved by SPI, up to thirty (30) days after the expiration of the Contract Time allotted for Substantial Completion; and (ii) Two Thousand Dollars ($2,000) per day commencing upon the thirty-first (31st) day following expiration of the Contract Time allotted for Substantial Completion and continuing until Substantial Completion of the Project is achieved by SPI. Such liquidated damages are hereby agreed to be a reasonable pre-estimate of the damages Kent will incur as a result of delay of Substantial Completion of the Project. Kent may deduct the liquidated damages from any unpaid amounts then or thereafter due SPI under this Agreement. Any liquidated damages not so deducted from any unpaid amounts due SPI shall be payable to Kent upon the written demand of Kent, together with interest from the date of the demand at the lesser of twelve percent (12%) per annum or the maximum lawful rate. Notwithstanding anything contained in this grammatical paragraph to the contrary, in the event Substantial Completion of the Project is not achieved within sixty (60) days after December 15, 1995, as such date may be extended pursuant to the provisions of this Paragraph IV.A and/or by any Event of Force Majeure, then
(1) Kent shall continue to be entitled to liquidated damages for the first sixty (60) days as hereinabove provided, but shall recover regular contract damages for SPI's failure to achieve Substantial Completion within sixty (60) days following the Contract Time allotted for Substantial Completion, subject, however, to a maximum of the total "Fixed Development and Construction Fee" (hereinafter defined), minus the amount of liquidated damages paid by SPI to Kent pursuant to the provisions of this Agreement and be entitled to exercise any other remedies provided herein for same and (2) such failure shall be an "Event of Default" (hereafter defined) by SPI not subject to the notice and cure provisions of Article VII.

         B.      INITIAL PLANNING.  In connection with the planning of the
Project:

                 1. SPI has performed a facility needs analysis for Kent, reviewed proposed designs for the Project with Kent, and identified Kent's needs as reflected in the "Contract Documents" (hereafter defined). SPI also has coordinated the efforts of all Contractors involved in the design and engineering services required to describe the Project in detail, including all parties involved in the preparation of the "Construction and Development Documents" (hereafter defined); and

                 2. SPI has prepared and submitted to Kent, and Kent has approved, a comprehensive budget for the Project for the various costs to be incurred in the development of the Project, which budget is attached hereto as Exhibit "D" and made a part hereof for all purposes. It is understood that such budget may need to be amended and revised from time to time, particularly as the Project is constructed, which amendments and revisions shall be made by SPI in its reasonable business judgment but subject to the prior written approval of Kent (such budget, as so amended and revised from time to time, is herein referred to as the "Project Cost Budget"). Any changes in the Project Cost Budget shall be submitted in writing by SPI to Kent, and Kent shall approve or disapprove such changes within two (2) business days thereafter. If Kent fails to approve or disapprove such changes within said two (2) business day period, the Contract Time allotted for Substantial Completion shall be extended by one (1) day for each day that Kent is late in approving or disapproving such changes. If Kent disapproves such changes, Kent hereby agreeing to exercise good faith in granting or denying approval with respect to such changes, Kent shall indicate the reason for such disapproval in reasonable detail. The Project Cost Budget includes a contingency line item in the amount of Two Hundred Thousand Dollars ($200,000) to cover items reasonably inferable from the Contract Documents or otherwise necessary to complete the Project not otherwise covered by the Construction and Development Documents or change orders. The contingency line item shall not be used for change
         orders, unless otherwise approved in writing by SPI and Kent.   SPI
         shall provide Kent with a contingency use summary on a monthly basis. Kent shall not be obligated to pay costs in the development of the Project which exceed the overall Project Cost Budget; provided, however, that SPI reserves the right to reallocate line items in the Project Cost Budget whenever SPI determines that such adjustments are necessary and appropriate.

         C. CONTRACT DOCUMENTS AND CONSTRUCTION AND DEVELOPMENT DOCUMENTS. In connection with the Contract Documents and the Construction and Development
Documents:

                 1. SPI and Kent have approved the plans, specifications, and construction drawings for the Project prepared by the Project Architect, described in Exhibit "A" attached hereto and incorporated herein for all purposes, subject to the qualifications listed in Exhibit"E" which is attached hereto and incorporated herein for all purposes. SPI shall review and monitor, and make recommendations to Kent concerning the further refinement and revision of the plans, specifications and construction drawings for the

         Project prepared by the Project Architect (the "Contract Documents", as amended from time to time in accordance with the provisions of this Agreement) to clarify and resolve the qualifications; and all amendments and revisions thereto involving a material design change, causing an extension of the Project Schedule or an increase in the overall Project Cost Budget shall be subject to the prior written approval of Kent; provided, however, that the general contractor may commence site work in accordance with plans, specifications and construction drawings for the site work approved in writing by Kent prior to approval by Kent of the final Contract Documents. The Contract Documents approved by Kent shall establish the scope of the Project and the work to be completed by the general contractor under SPI's supervision.

                 2. SPI shall review, analyze, negotiate, execute, and administer all contracts for the development and construction of the Project, including, but not limited to, construction contracts (herein sometimes referred to individually and collectively as the "Construction Contracts"), engineering contracts, landscape agreements, and architectural agreements (collectively, "Construction and Development Documents"). SPI covenants and agrees that the warranty provisions of the Construction Contracts shall be consistent with the warranty requirements of the Construction and Development Documents and that the change order provisions of the Construction Contracts shall be consistent with the change order provisions of this Agreement. Once the Construction and Development Documents have been executed by SPI, it is understood and agreed that SPI shall have the authority to amend the same or approve change orders, without the approval of Kent so long as such amendments or change orders are made in SPI's reasonable business judgment and are consistent with the Contract Documents, Construction and Development Documents, Project Cost Budget, Project Schedule and this Agreement. SPI agrees to promptly furnish Kent with copies of all executed Construction and Development Documents, including, without limitation, any amendments of the Construction and Development Documents on or prior to the date hereof, or if hereafter executed, promptly after the execution hereof.

                 3. Upon request by Kent, SPI shall consult with Kent and/or the Project Architect and/or other members of the Project Team.

         D. CONSTRUCTION AND DEVELOPMENT SERVICES. Following Kent's approval of the Contract Documents, SPI shall manage the construction and development of the Project, including:

                 1. Obtaining a building permit from the City of Sugar Land, and any other necessary permits which may be required for the construction of the Project.

                 2. Monitoring, supervising, and reviewing the work and other Project-related activities of the general contractor and other Contractors to insure compliance with the Project Schedule, Project Cost Budget, and the Construction and Development Documents, as amended from time to time in accordance with this Agreement, and requiring the general contractor and any other Contractors responsible for defective or incomplete work or work not otherwise in compliance with the Construction and Development Documents to promptly correct such deficiencies and/or complete their respective work in accordance with this Agreement and the Construction and Development Documents.

                 3. Implementing a system for reviewing, processing and documenting change orders for the construction of the Project, including the maintenance of necessary field records reflecting construction changes requested or approved by Kent or otherwise required to be made to the Project. If change orders are necessary to accomplish what is provided for in the Contract Documents approved by Kent, and such change orders do not involve an increase in the overall Project Cost Budget or contract amount of the Construction Contracts, or an extension of the Contract Time or other required time for performance by a Contractor, it shall not be necessary for Kent to approve such change orders. If, however, a change order is issued to perform any work not required or reasonably inferable from the approved Contract Documents, and such change order involves an increase in the contract amount of any Construction Contract or in the overall Project Cost Budget, or an extension of the Contract Time or other required time for performance by a Contractor, then such change order shall include or be accompanied by a statement specifying the amount and nature of such increase or extension, or both, and such change order shall be subject to the approval by Kent in the exercise of reasonable judgment.

                 4. Implementing a procedure approved by Kent for reviewing and processing applications for payment submitted by the general contractor (AIA G-702 payment application form) and other Contractors in the form submitted by SPI and acceptable to Kent in the exercise of reasonable judgment, pursuant to which procedure SPI shall review and approve or disapprove applications for payment (based upon the sufficiency of work performed with respect to quality and quantity and compliance with the requirements of this Agreement and the Construction and Development Documents). Applications for payment which are approved by SPI shall be delivered to Kent for approval on or about the first (1st) day of each month for work performed during the preceding calendar month. Such delivery shall be made to the persons specified for receipt of notices by Kent pursuant to Article
         X. Notwithstanding the foregoing provisions of Article X, all applications for payment and requests or demands for payment sent to Kent pursuant to this Agreement shall be considered to have been effectively given only upon actual delivery to Kent. Kent, within nine (9) calendar days thereafter, shall then review and approve and/or disapprove all or any portion of such applications for payment and shall pay the portion of such applications for payment to which it does not reasonably object (with the concurrence of the Project
         Architect as described below).   At any time during the first five (5)
         days of such nine (9) calendar day period, SPI will meet with Kent upon Kent's request to review and clarify any concerns of Kent with respect to any application for payment. If Kent objects to all or any portion of an application for payment, Kent shall indicate its objections in writing in reasonable detail. If Kent fails or refuses to approve or disapprove all or any portion of the pending applications for payment submitted by the general contractor and other Contractors within such nine (9) calendar day period, Kent shall be deemed to have approved those applications for payment as to which no exceptions were made by Kent. If SPI and Kent are not able to agree upon the amount of the applications for payment to be approved within the first five (5) days of the said nine (9) calendar day period, then the determination of the portion, if any, of the pending applications for payment which shall be withheld due to defective work or materials shall be submitted to the Project Architect for determination prior to the expiration of said nine (9) day period and SPI and Kent agree to abide by the Project Architect's decision, subject, however, to Kent's reservation of rights with respect to whether such work or materials were, in fact, defective.

                 5. Causing the Project Architect to conduct observation visits to the Project no less often than monthly, in order to review the progress of the Project.

                 6. Preparing periodic progress reports, construction schedules and estimates of monthly cash requirements on a monthly basis, and at such other times as Kent may reasonably request, and arranging construction progress meetings as and when reasonably requested by Kent.

                 7. Providing sufficient administrative, management, supervisory, and clerical services, and a sufficient number of capable, qualified and competent administrative, management, supervisory and clerical personnel, to carry out the duties and responsibilities of SPI as set forth in this Agreement.

         E. ACCOUNTING SERVICES. With respect to accounting and financial reporting for the Project, SPI shall:

                 1.       prepare monthly requests for payments; and

                 2. provide any accounting information as may be reasonably required from time to time by Kent.

         Kent shall have the right to inspect the books and records of SPI relating to the Project, and to conduct audits of SPI's books, records and statements and payment applications relating to the Project, upon request and at reasonable times and intervals, and SPI shall provide reasonable cooperation therewith. Kent shall bear the costs incurred by Kent in connection with each such inspection or audit, unless such inspection or audit reveals any "material" (hereinafter defined) misrepresentation by SPI to Kent or any material overcharge of Kent, in which event, SPI shall reimburse Kent upon demand for the costs incurred by Kent in connection with such inspection or audit and such overcharge. "Material", as used in this Paragraph IV.E, shall mean (a) a single cost item with a variance adverse to Kent's interest of not less than the greater of (i) five percent (5%) or (ii) Five Thousand Dollars ($5,000); or (b) one or more cost items with variances adverse to Kent's interest exceeding Twenty-Five Thousand Dollars ($25,000), in the aggregate; and, in the event that a misrepresentation or overcharge by SPI is material, SPI shall be obligated to reimburse Kent for the costs incurred by Kent in connection with such inspection or audit. In any event, SPI shall be obligated to reimburse Kent upon demand for all items subject to such misrepresentations and overcharges, whether material or not.

         F. ASSIGNMENT OF SPI'S RIGHTS UNDER CONTRACT DOCUMENTS AND CONSTRUCTION AND DEVELOPMENT DOCUMENTS. Upon the Substantial Completion of the entire Project, SPI, provided that Kent has paid SPI all amounts required to be paid to SPI under this Agreement, will assign to Kent all of SPI's right, title and interest in and to the Contract Documents and Construction and Development Documents, subject, however, to SPI's reservation of the non-exclusive right to enforce the Construction Contracts, including, for a period of one (1) year after Substantial Completion, any warranty provided by any general contractors (and subcontractors and suppliers, if not covered by the general contractor's warranty) pursuant to the Construction Contracts, and the provisions of all other Construction and Development Documents in the event of a default by one of the Contractors discovered during the one (1) year period following Substantial Completion. During the one (1) year period following Substantial Completion, SPI shall use its best efforts to enforce the provisions of each warranty provided by any general contractors (and subcontractors and suppliers, if not covered by the general contractor's warranty) pursuant to the Construction Contracts.

         G. PERFORMANCE STANDARDS. SPI will, in good faith, exercise reasonable diligence in the performance of its services and obligations under this Agreement.

                         V.  KENT'S PAYMENT OBLIGATIONS

         Kent shall fund when due the cost of all services, materials, and labor necessary to design, develop and construct the Project, including, without limitation, all amounts payable to the Project Team. Sums due to Contractors under the Construction and Development Documents shall be paid by Kent to SPI when due in accordance with the procedure established pursuant to Paragraph IV.D.4, provided that such sums are properly due and payable pursuant to the Construction and Development Documents and this Agreement, are in accordance with the Project Cost Budget, and do not result from fraud, willful misconduct, or breach of this Agreement by SPI. The funds advanced by Kent to SPI will be used solely to pay all the general contractors and all other Contractors providing assistance in the performance of SPI's duties hereunder. SPI agrees to pay the general contractor and all other Contractors the amounts payable to such parties out of the funds advanced by Kent or the funds received by SPI under the "L/C" (hereinafter defined) within five (5) business days following SPI's receipt of such funds. If SPI fails or refuses to pay the general contractor and/or other Contractors within such five (5) business day period, then (in addition to any other remedies available to Kent for such default) SPI shall be obligated to pay Kent interest on the funds received from Kent or pursuant to the L/C and not timely delivered to the general contractor and/or other Contractors at a rate per annum equal to the lesser of twelve percent (12%) per annum or the maximum lawful rate from and after the sixth
(6th) business day following SPI's receipt of such funds until such funds are paid to the general contractor and/or other Contractors. Additionally, at any time that SPI is in default under this Agreement for failing to pay the general contractor and/or other Contractors with funds delivered by or for Kent, Kent may pay any future applications for payment directly to the general contractor and other Contractors. Kent's obligation to fund the sums due under the Construction and Development Documents shall be secured by an irrevocable letter of credit ("L/C") issued by Texas Commerce Bank National Association ("TCB"), or any other bank chosen by Kent and reasonably acceptable to SPI, to SPI in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000), said L/C to be issued within fourteen (14) days after the date of this Agreement, and to be in a form consistent with the drafting requirements outlined in Exhibit "F" attached hereto and incorporated herein for all purposes. If Kent fails or refuses to deliver the L/C to SPI within such fourteen (14) day period, SPI may, but shall not be obligated to, stop work on the Project at any time thereafter until the L/C complying with the requirements of this Agreement has been delivered to SPI, and SPI shall be entitled to an extension of the Contract Time allotted for Substantial Completion by one (1) day for each day that Kent is late in delivering the L/C. Additionally, if Kent is more than thirty (30) days late in delivering the L/C, Kent shall be deemed to be in Material default under this Agreement and SPI may exercise its remedies for such default, including, without limitation, the termination of this Agreement. If SPI stops work on the Project as a result of such default and thereafter recommences the work, Kent shall be responsible for reimbursing SPI for all costs incurred under the Construction Contracts as a result of such work stoppage, including, without limitation, reasonable shut-down costs and start-up costs incurred by the general contractor and other Contractors, the payment of which costs shall be made by Kent in the manner described in Paragraph VII.B. If Kent fails or refuses to pay an approved (or deemed approved) application for payment within the required nine (9) calendar day period and such default is continuing upon the expiration of the applicable ten (10) day notice and cure period provided in Article VII, SPI shall be entitled to submit a sight draft to TCB, payable to the Contractor or other party (including SPI) to whom the defaulted payment should have been made by Kent, for the amount of the subject draw request and by delivering to TCB a copy of any approved (or deemed approved) application for payment (which application for payment has been approved by the Project Architect) and SPI's certification that such application for payment is due and owing in accordance with the Construction and Development Documents and this Agreement and has not been paid and containing such additional certifications and complying with such other requirements as are set forth on Exhibit "F" attached hereto. If SPI draws funds under the L/C to pay the general contractor or other Contractors, Kent shall not be deemed to be in default under this Agreement as a result of Kent's non-payment if Kent, within ten (10) business days thereafter, shall deliver an amendment of ("L/C Amendment") of the L/C (in form and substance acceptable to SPI in the exercise of reasonable judgment) increasing the amount available to be drawn under the L/C, if necessary, to an amount equal to twenty-five percent (25%) of the unadvanced portion of the Project Cost Budget. The failure of Kent to timely deliver the L/C Amendment shall constitute a Material default by Kent, and SPI may exercise its remedies for such default, including, without limitation, stopping work on the Project.

         Additionally, if SPI, due to a default by Kent, makes any advance to or for the account of Kent which Kent or SPI was obligated to pay any Contractor pursuant to this Agreement in connection with the construction of the Project, such amount shall be payable by Kent to SPI within five (5) days after demand therefor, together with interest thereon at the lesser of: (i) twelve percent (12%) per annum or (ii) the maximum lawful rate from the date of SPI's written demand until repaid by Kent.

                               VI.  COMPENSATION

         A. FIXED DEVELOPMENT AND CONSTRUCTION MANAGEMENT FEE. In consideration of the performance by SPI of its duties under this Agreement, Kent agrees to pay to SPI a project administration fee (the "Fixed Development and Construction Fee") of two and one-half percent (2 1/2%) of the Total Project Costs (hereafter defined). SPI and Kent acknowledge that SPI has earned the Fifty Thousand Dollars ($50,000) previously paid by Kent under the Letter Agreement as the initial payment of, and to be credited against, the Fixed Development and Construction Fee. The remaining portion of the Fixed Development and Construction Fee shall be deemed earned by SPI as and to the extent Total Project Costs are incurred and payable by Kent, and shall be paid by Kent to SPI prorata with payment of the Total Project Costs. "Total Project Costs" means the total cost of developing and completing the Project, as shown in the Project Cost Budget and as detailed in the Construction and Development Documents, exclusive of the Fixed Development and Construction Fee and additive change orders, and any "due diligence" and closing costs in connection with the investigation, analysis and acquisition of the Land.

         B. ADDITIONAL FEE. Kent shall pay to SPI a fee (the "Additional Fee") equal to two and one-half percent (2 1/2%) of the amount of all additive change orders to the Construction and Development Documents in excess of Two Hundred Fifty Thousand Dollars ($250,000) which are made in accordance with the Construction and Development Documents and this Agreement. The Additional Fee shall be payable by Kent to SPI prorata when the payment by Kent to the Contractor with respect to such additive change order is due.

         C. EARLY COMPLETION FEE. In the event that SPI shall cause Substantial Completion to occur in accordance with this Agreement and the Construction and Development Documents prior to the expiration of the Contract Time allotted for Substantial Completion, Kent shall pay to SPI, as additional compensation for SPI's services, a fee (the "Early Completion Fee") as follows:

                 1. Two Thousand Dollars ($2,000) per day for the number of days in excess of thirty (30) days by which SPI has caused Substantial Completion to occur in advance of the Contract Time allotted for Substantial Completion; and

                 2. One Thousand Dollars ($1,000) per day for each day up to thirty (30) days by which SPI has caused Substantial Completion to occur prior to the Contract Time allotted for Substantial Completion.

The Early Completion Fee, if earned by SPI in accordance with the foregoing, shall be paid by Kent to SPI within thirty (30) days after the occurrence of such Substantial Completion.

                                 VII.  DEFAULT

         A.      EVENTS OF DEFAULT.

                 1. MONETARY DEFAULTS. The failure of either SPI or Kent to pay any amount due under this Agreement and the failure of such defaulting party to pay the same after ten (10) days' written notice of such failure from the non- defaulting party to the defaulting party shall constitute an "Event of Default" under this Agreement.

                 2. NON-MONETARY DEFAULTS. The failure of either Kent or SPI to perform, keep, or fulfill any of the "Material" (hereafter defined) covenants, undertakings, obligations, or conditions set forth in this Agreement (other than any default described in Paragraph VII.A.1 above), and the failure of the defaulting party to remedy any such default within ten (10) days after written notice of said failure from the non-defaulting party to the defaulting party shall constitute an "Event of Default" under this Agreement; provided, however, that if the failure of SPI to perform, keep or fulfill any such Material covenant, undertaking, obligation or condition is a result of the act or omission of a third party, such as the general contractor and one of the other Contractors, not in SPI's employment nor otherwise under SPI's control, then as long as SPI has made written demand of performance by such defaulting party of such covenant, undertaking, obligation or condition and is exercising reasonable diligence to cause such defaulting party or a substitute party to cure such default, then SPI shall not be deemed to be in default with respect to such failure under this Agreement. If SPI is negligent in the selection of (i) a replacement member for any current member of the Project Team or (ii) any other Contractor and the Contractor described in (i) or (ii), above, causes SPI to fail to perform, keep or fulfill a Material covenant, undertaking, obligation or condition, then such negligent action shall likewise constitute an Event of Default by SPI and SPI, in order to cure such Material default, shall replace such Contractor with a well-qualified individual or firm (acceptable to Kent in the exercise of reasonable judgment) not later than ten (10) days after receipt of written notice of such Material default. "Material", as used herein with respect to defaults, shall refer to any failure to perform or other failure to fulfill a covenant or obligation involving more than Ten Thousand Dollars ($10,000) in actual or potential value, damages, costs or losses.

         B. REMEDIES. Subject to the limitations described in Paragraph IV.A and this Paragraph VII.B and Article VIII, if an Event of Default occurs by either Kent or SPI, the other party ("Non-Defaulting Party"), for so long as said Event of Default continues uncured, may exercise any remedy at law or in equity against the defaulting party, including, without limitation, the termination of this Agreement and recovery of any damages suffered by the Non-Defaulting Party as a result of the Event of Default and, in the case of an Event of Default by Kent, SPI's stoppage of the work on the Project by any of the Contractors, including the general contractor, until such Event of Default is cured. Additionally, if a breach of this Agreement by either party involves less than Ten Thousand Dollars ($10,000) in actual or potential value, damages, costs or losses, the Non-Defaulting Party shall be entitled to exercise any remedy at law or in equity against the defaulting party, excluding only the termination of this Agreement by either party or a work stoppage by SPI. In the event of a work stoppage by SPI as a result of an Event of Default by Kent under this Agreement, in the event that work on the Project is resumed, Kent shall be responsible for reasonable shut-down costs and start-up costs incurred by the general contractor and other Contractors, which additional amounts shall be payable by Kent to SPI within ten (10) days following written demand therefor, together with invoices from the general contractor and other Contractors itemized in reasonable detail. Additionally, in no event shall Kent or SPI, as applicable, be liable to the Non-Defaulting Party for damages suffered by the Non- Defaulting Party as a result of an Event of Default by the defaulting party in excess of the Fixed Development and Construction Fee, except for (i) claims asserted against the Non-Defaulting Party by third parties as a result of such Event of Default by Kent or SPI, as applicable, and (ii) any damages suffered by the Non-Defaulting Party as a result of an Event of Default involving fraud or the willful misconduct of the defaulting party. Therefore, in the event that an Event of Default involves the circumstances described in
(i) or (ii) of the preceding sentence, the limitation on damages set forth in the preceding provisions of this sentence shall not apply. In the event of SPI's termination of this Agreement as a result of an Event of Default by Kent, SPI also shall have the right to terminate the Contract Documents or the Construction and Development Documents, and Kent agrees to indemnify, defend and hold SPI harmless from any liability of SPI to the Contractors reasonably incurred in accordance with this Agreement which results from SPI's termination of the Contract Documents and/or the Construction and Development Documents.
In the event of Kent's termination of this Agreement, whether as a result of an Event of Default by SPI or without cause, Kent shall have the right (but no obligation) to assume SPI's rights under any or all of the Construction Contracts and Construction and Development Documents by written notice thereof to SPI and SPI agrees to promptly assign such rights to Kent. SPI shall cause all of the Contractors to agree to such assignment in their respective contracts. Except where otherwise provided in this Agreement, all remedies under this Agreement are cumulative of each other and of those provided by applicable law.

         C. TERMINATION BY KENT WITHOUT CAUSE. Provided that Kent is not then in default under this Agreement, Kent may also terminate this Agreement at any time without cause by giving SPI thirty (30) days' prior notice thereof.
If Kent terminates this Agreement without cause, then SPI shall be entitled to the following amounts, which amounts shall be immediately due and payable upon receipt of such thirty (30) days' notice from Kent: (i) any unpaid portion of the Fixed Development and Construction Fee which has accrued hereunder and the balance of Fixed Development and Construction Fee to have been paid to SPI based upon the then current estimate of the Total Project Costs; (ii) any unpaid portion of the Additional Fee which has accrued hereunder; (iii) all accrued but unpaid amounts which are owed to the Contractors for goods and/or services theretofore provided or for materials theretofore ordered and not subject to cancellation in connection with the development of the Project under the Construction and Development Documents; (iv) any amounts required to be paid in accordance with this Agreement to the Contractors who are providing goods and/or services in connection with the development of the Project under the Construction and Development Documents to terminate the Construction and Development Documents, unless Kent expressly assumes the performance of such obligations of SPI under the Construction and Development Documents, including, without limitation, agreeing to indemnify, defend and hold SPI harmless from any future liability to Contractors which SPI may have in accordance with this Agreement under the Construction and Development Documents. Additionally, SPI shall be entitled to keep all previous amounts paid by Kent to SPI (including, without limitation, all portions of the Fixed Development and Construction Fee and Additional Fee previously paid) pursuant to this Agreement.

         Since Kent has the right to terminate this Agreement at any time without cause upon thirty (30) days written notice to SPI, SPI will use good faith efforts to obtain thirty (30) day cancellation provisions in all of the Contract Documents and the Construction and Development Documents; provided, however, that if SPI is not successful in obtaining such thirty (30) day cancellation rights, then KENT SHALL INDEMNIFY, DEFEND AND HOLD SPI HARMLESS FROM ANY LOSS OR LIABILITY UNDER THE CONSTRUCTION AND DEVELOPMENT DOCUMENTS RESULTING FROM KENT'S TERMINATION OF THIS AGREEMENT WITHOUT CAUSE.

                     VIII.  LIMITATION OF LIABILITY OF SPI

         A.      GENERAL.  Except as limited pursuant to the provisions of this
Article VIII, SPI shall be liable to Kent for any costs or liabilities incurred by Kent as a result of or arising out of or relating to any default by SPI under or pursuant to this Agreement, including, without limitation, (i) SPI failing to cause the Project Team to develop Contract Documents for the Project so that the Project will properly perform the function for which it is intended in accordance with Kent's express written requirements (provided, however, that if SPI timely and in good faith submits any written qualifications to Kent with respect to changes in the design and/or construction of the Project required by Kent which SPI believes will adversely affect the use and development of the Project for the intended purposes, SPI will not be liable for the effect of such changes required by Kent, SPI hereby acknowledging that no such qualifications have been heretofore given by SPI to Kent) and/or (ii) the failure of the general contractor to timely construct the Project in accordance with this Agreement and the Contract Documents. However, SPI shall incur no liability to Kent for defects or other deficiencies in the Project discovered within one (1) year following Substantial Completion of the entire Project as long as SPI directly, or through the general contractor and/or the other Contractors, is diligently attempting to correct such defects or deficiencies following receipt of written notice thereof. From and after one (1) year following Substantial Completion, SPI shall not be liable to Kent for any defects or deficiencies thereafter discovered in the Project, provided that SPI has assigned (or, if applicable, released any reservation of) all of its rights under the Contract Documents and Construction and Development Documents to Kent. In no event shall Kent make any claim hereunder against SPI's affiliates and SPI's and SPI's affiliates' shareholders, officers, directors, employees, or agents (collectively, the "SPI Group") on account of any default hereunder by SPI, it being understood that Kent may assert claims only against SPI with respect to SPI's obligations hereunder, and under no circumstances shall any other member of the SPI Group be personally liable for any of the obligations of SPI; provided, however, that if any of SPI's affiliates provide services under this Agreement or any of the Construction and Development Documents, such affiliate, but not such affiliate's shareholders, officers, directors, employees or agents, shall be personally liable for the obligations of such affiliate with respect to the Project. The foregoing provisions of this Paragraph A shall not exculpate SPI from responsibility for any failure to perform any of its express obligations under this Agreement, nor to exculpate SPI's affiliates from liability for their own acts or omissions with respect to the Project.

         B. LAND. Except as expressly set forth in the Purchase and Sale Agreement, Kent agrees that neither SPI nor any member of the SPI Group shall have any responsibility or liability for or arising out of the existing condition of, or existing materials on, the Land, including, but not limited to any environmental hazards which may exist thereon.

                                 IX.  INSURANCE

         A. KENT INSURANCE. Kent shall procure and maintain at all times during the Term commercial general liability insurance with a limit of Five Million Dollars ($5,000,000), either as primary with excess liability or primary only, and with general aggregate applicable to the Project for the full limits, including contractual liability coverage, including all indemnifications contained in this Agreement, and any other insurance of such types and in such amounts as Kent and SPI mutually agree to be advisable, all of which policies shall name SPI as an additional insured.

         B. SPI INSURANCE. At all times during the Term (and where hereafter indicated after the Term), SPI shall maintain the following insurance: Commercial general liability insurance with a limit of Five Million Dollars ($5,000,000), either as primary with excess liability or primary only, on an "occurrence" basis, including all major divisions of coverage which are available, including (i) premises - operations coverage; (ii) independent contractors coverage; (iii) products and completed operations coverage (such coverage to be maintained until not less than one (1) year after the date of Substantial Completion); (iv) personal injury and advertising injury coverage; and (v) contractual liability coverage, including all indemnifications contained in this Agreement. SPI also shall maintain workers compensation insurance satisfying the statutory limits and maintain its existing employer's liability insurance during the Term. Kent shall be named an additional insured under all policies required to be maintained by SPI (except for SPI's workers compensation insurance and employer's liability insurance).

         C. GENERAL CONTRACTOR'S INSURANCE. Except as may be otherwise specifically waived by Kent in writing, SPI shall require the general contractor involved in construction of the Project to procure and maintain at all times during the Term "all risk" builder's risk insurance for the full insurable value of all labor and materials incorporated into the construction of the Project, while at the construction site or staging area awaiting erection and during erection, until completion and acceptance. Such builder's risk insurance shall cover real and personal property after its receipt at the construction site, staging area or stored off-site or in transit. Such builder's risk policy shall insure Kent, SPI and all subcontractors as their interests may appear. The general contractor also shall procure and maintain at all times during the Term the following insurance: workers' compensation for the statutory limits and employer's liability insurance with limits of One Million Dollars ($1,000,000) each occurrence for accident, One Million Dollars ($1,000,000) each employee for disease, and One Million Dollars ($1,000,000) each policy for disease; automobile liability insurance with limits of One Million Dollars ($1,000,000) combined single limit coverage; unless waived by Kent in writing, performance and payment bonds for the full amount of the Construction Contract, naming Kent as one of the obligees; Contractor's equipment coverage to the extent currently maintained by the general contractor; and general contractor's commercial general liability insurance policies (containing, at a minimum, the same divisions of coverage as are contemplated by Paragraph IX.B and providing for products and completed operations coverage to be maintained for at least three [3] years after Substantial Completion) with limits of Ten Million Dollars ($10,000,000), either as primary with excess liability or as primary only, and with general aggregate applicable to the Project for the full limits. Kent and SPI shall be named as an additional insured on all such policies, except workers' compensation policies and employer's liability insurance. SPI shall use reasonable, diligent efforts to ensure that the general contractor complies and stays in compliance with the insurance and bonding requirements of this Agreement during the Term. If requested by Kent, SPI shall cause the general contractor to obtain a waiver of subrogation endorsement with respect to its workers compensation coverage and Kent shall pay for the reasonable cost of such endorsement.

         With respect to all other Contractors involved in the construction of the Project, such Contractors shall maintain commercial general liability insurance policies (containing, at a minimum, the same divisions of coverage as are contemplated by Paragraph IX.B) with limits of One Million Dollars ($1,000,000) each, either as primary with excess liability or as primary only and workers compensation with statutory limits and their current employer's liability insurance. Kent and SPI shall be named as an additional insured on all such policies, except workers' compensation policies and employer's liability insurance. SPI shall use reasonable, diligent efforts to insure that such Contractors comply and stay in compliance with the insurance requirements of this Agreement during the Term. If requested by Kent, SPI shall cause the Contractors to obtain a waiver of subrogation endorsement with respect to their workers compensation coverage and Kent shall pay for the reasonable cost of such endorsement. In addition, each Contractor who is an architect or engineer shall provide a limit of at least One Million Dollars ($1,000,000) in their commercial general liability insurance coverage and shall provide professional errors and omission coverage specific to the Project with limits of at least One Million Dollars ($1,000,000), which coverage shall be maintained for the Project for at least one (1) year after Substantial Completion, and thereafter for so long as such Contractor maintains such professional errors and omission coverage.

         D. GENERAL PROVISIONS. Each party hereto shall provide to the other party hereto certificates of insurance or copies of complete policies proving its maintenance of the insurance required to be maintained by it hereunder on the date hereof and reasonably satisfactory evidence of its renewal or replacement of such insurance no later than ten (10) days prior to each policy termination date. Each such policy of insurance shall require thirty (30) days prior notice of cancellation, non-renewal or material modification to the other party hereto. Each policy of insurance and bond required under Paragraphs IX.B and IX.C hereof shall be issued by companies acceptable to Kent in the exercise of reasonable judgment (except as may be otherwise specified in this Agreement) and shall be in amounts and coverages and issued by companies acceptable to Kent in the exercise of reasonable judgment. If any party providing the insurance required hereunder incurs additional premium costs for insurance not already carried by such party or required to be carried by such party under its contract (including the addition of any endorsements to their existing policies) or, with respect to the Contractor's professional errors and omissions coverage, such coverage discontinued after the Term, such additional costs shall be included in the Project Cost Budget (except in the case of insurance carried by Kent) and paid for by Kent, if Kent, within ten (10) days following written notice from any party providing the insurance required hereunder that such party will incur additional premium costs for such additional insurance or, in the case of the Contractors, continuing professional errors and omissions coverage one (1) year after the Term, requests that such party obtain or continue, as applicable, such required insurance. If Kent fails or refuses to request such party to provide such insurance as required in the preceding grammatical sentence, then Kent will be deemed to have waived the requirement that such party obtain such insurance. All notices from any party of increased insurance costs due to providing additional insurance or continuing coverage after the Term (in the case of the Contractor's professional errors and omissions coverage), shall include a written proposal from such party's insurance agent describing the additional coverage to be obtained and the cost of such additional coverage.

         E. WAIVER OF SUBROGATION. Anything contained in this Agreement to the contrary notwithstanding, each party hereto ("Waiving Party") hereby waives any and all rights of recovery, claims, actions and causes of action against the other party, its agents, officers and employees for any bodily injury, personal injury or death that may occur to persons, or for any loss or damage that may occur to the Project or any part thereof, or to any personal property of the Waiving Party therein or thereon, by reason of fire, the elements, or any other cause insured against under the terms of the policies of property insurance, including automobile physical damage, casualty insurance or workers' compensation insurance that either party is required to maintain hereunder or otherwise maintains, to the extent, and only to the extent, of any proceeds actually received by the Waiving Party with respect thereto, regardless of cause or origin, including the negligence of the other party hereto, its agents, officers, or employees, and each party covenants that no insurer shall have any right of subrogation or assignment against the other party, and that its policies of insurance required to be maintained hereunder shall be endorsed to recognize such waiver of subrogation to the extent a waiver of subrogation endorsement is available and necessary to provide the intended benefits. With respect to the waiver of subrogation endorsement under any workers compensation policy, the party requesting such waiver of subrogation shall reimburse the party providing such endorsement for the cost of such endorsement.

                               X.  MISCELLANEOUS

         A. ASSIGNMENT. SPI may not assign or otherwise transfer all or any portion of its interest in this Agreement or delegate its duties hereunder without the prior consent of Kent, except that SPI may assign its right to receive proceeds under this Agreement to TCB, SPI's commercial lender. Kent shall not assign or otherwise transfer all or any portion of its interest in this Agreement or delegate its duties hereunder without the prior consent of SPI.

         B. NOTICES. Any notices, approvals or other communications between SPI and Kent pursuant to this Agreement shall be in writing and shall be deemed to be effective upon personal delivery or (except as otherwise provided in this Agreement) two business days after being placed in the United States Mail, postage prepaid, certified, and properly addressed as follows (it being understood that either party may, from time to time by notice to the other party, change its address):

                 If to Kent:      Kent Electronics Corporation
                                  c/o K*TEC Electronics Corporation
                                  5610 Bonhomme
                                  Houston, Texas 77036
                                  Attention:  Ms. Karla Stepanski
                                  Phone   (713) 954-8407
                                  Fax:    (713) 975-3108

                 With copy to:    Kent Electronics Corporation
                                  7433 Harwin
                                  Houston, Texas 77036
                                  Attention:  Mr. Kim Johnson
                                  Phone   (713) 780-7770
                                  Fax:    (713) 978-5892

                 With copy to:    Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                                  3400 Texas Commerce Tower
                                  Houston, Texas 77002
                                  Attention:  Mr. Scott Hunsaker
                                  Phone   (713) 226-1279
                                  Fax:    (713) 223-3717

                 If to SPI:       Sugarland Properties Incorporated
                                  4665 Sweetwater Boulevard, Suite 100
                                  Sugar Land, Texas 77479-3000
                                  Attention:  Mr. Steve Mercadal
                                  Phone   (713) 242-2000
                                  Fax:    (713) 242-2718

                 With copy to:    Sugarland Properties Incorporated
                                  4665 Sweetwater Boulevard, Suite 100
                                  Sugar Land, Texas 77479-3000
                                  Attention:  Mr. Carl P. Favre
                                  Phone   (713) 242-2000
                                  Fax:    (713) 242-2718

                 With copy to:    Dow, Cogburn & Friedman, P.C.
                                  9 Greenway Plaza, Suite 2300
                                  Houston, Texas 77046
                                  Attention:  Mr. Bruce W. Merwin
                                  Phone   (713) 626-5800
                                  Fax:    (713) 940-6099

         C. INTERPRETATION. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and negotiations with respect thereto. This Agreement may be amended only by a written instrument signed by the party to be charged. Neither Kent nor SPI makes any representations, warranties or agreements except as set forth in this Agreement. As used in this Agreement, "including" means "including by way of example only and not limitation." All remedies under this Agreement are cumulative of each other and of those provided by applicable law, except where otherwise herein expressly provided to be limited. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, except its conflicts of laws rules.

         D. NO THIRD-PARTY BENEFICIARY. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and permitted assigns, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, it being the intention of the undersigned that no one shall be or deemed to be a third-party beneficiary of this Agreement.

         E. EXCUSABLE DELAY. Except as otherwise expressly provided in this Agreement, neither party hereto shall be obligated to perform and neither shall be deemed to be in default hereunder, if and for so long as the performance of a nonmonetary obligation shall be prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform (herein called "Force Majeure" and "Event of Force Majeure"): acts of God, strikes, lockouts, other industrial disturbances, acts of a public enemy, changes in laws occurring after the effective date of this Agreement, inclement weather not reasonably anticipatable (it being agreed for purposes hereof that the Project Schedule contemplates fourteen [14] days of inclement weather preventing construction activity for more than one-half [1/2] day, and that neither said amount of inclement weather nor any lesser amount shall constitute Force Majeure or an Event of Force Majeure), wars or warlike action (whether dejure or de facto), arrest or other restraint of government (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government or public authority, nuclear reaction or radiation, radioactive contamination or any other causes, whether of the kind herein enumerated, or otherwise, in each case only to the extent to which same are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence. In no event shall the financial inability of a party to perform a monetary obligation under this Agreement be deemed to be an Event of Force Majeure. In the event an Event of Force Majeure shall prevent the performance of a non- monetary obligation by SPI for more than ninety (90) days, Kent may terminate this Agreement at any time thereafter that such Event of Force Majeure is continuing upon written notice to SPI. A termination by Kent pursuant to the provisions of this Paragraph E shall constitute a termination without cause.

         F. NO OWNERSHIP INTEREST; NO PARTNERSHIP. SPI shall not and does not by this Agreement in any way or for any purpose become or have any right to become an equity owner in the Project, a partner of Kent in the conduct of its business relating to the Project or otherwise, or a joint venturer of or a member of a joint enterprise with Kent. SPI is and shall be, for all purposes of this Agreement, an independent contractor of Kent.

         G. SUCCESSORS AND ASSIGNS. Subject to Paragraph X.A hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         H. FURTHER ACTIONS. Each party hereto shall, as often as reasonably requested by the other party hereto, take such further actions not inconsistent with the terms of this Agreement as may be reasonably necessary in order to carry out the purposes of this Agreement.

         I. AUTHORIZATION. Each party represents and warrants to the other that its execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action, and that this Agreement represents the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

         J. OWNERSHIP OF DOCUMENTS. To the extent SPI has or acquires any documents related to the Project (including any plans, specifications, books and records), such documents shall be and remain the sole and exclusive property of Kent, and SPI shall have no rights in such documents, other than the right to retain copies of such materials for use in connection with the (i) performance of SPI's obligations hereunder and (ii) defense of any claims or lawsuits.

         K. INVALIDITY. In case any one or more provisions set forth in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been incorporated herein.

         L. COUNTERPARTS. This Agreement may be executed in any number of original counterparts, each of which shall be an original for all purposes, and of which when taken together shall constitute one and the same document, without the necessity of each party hereto executing the same counterpart.

         M. TIME OF THE ESSENCE. Time is of the essence of the performance of the parties' obligations pursuant to this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts to be effective as of the day and year first above written.


SUGARLAND PROPERTIES                       KENT ELECTRONICS CORPORATION
 INCORPORATED


By:/s/ Les A. Newton                       By:/s/ Randy J. Corporron
   ------------------------------             -----------------------------
Name:  LES A. NEWTON                       Name:  Randy J. Corporron
Title: PRESIDENT                           Title: Executive Vice President



                       EXECUTION PAGE TO DEVELOPMENT AND
                       CONSTRUCTION MANAGEMENT AGREEMENT

EXHIBIT A

K*TEC MANUFACTURING FACILITY DRAWINGS
HOUSE REH BURWELL ARCHITECTS

================================================================================

BUILDING PACKAGE
CIVIL/SITE

C1.1     GEOMETRIC LAYOUT PLAN (EAST)                              2-03-95
C1.2     GEOMETRIC LAYOUT PLAN (WEST)                              2-03-95
C2.1     SITE CIVIL CONSTRUCTION NOTES/DRAINAGE CALCULATIONS       2-03-95
C3.1     SITE DRAINAGE AREA MAP                                    2-03-95
C4.1     SITE GRADING PLAN (EAST)                                  2-03-95
C4.2     SITE GRADING PLAN (WEST)                                  2-03-95
C5.1     SITE STORM DRAINAGE PLAN (EAST)                           2-03-95
C5.2     SITE STORM DRAINAGE PLAN (WEST)                           2-03-95
C6.1     SITE SANITARY/WATER PLAN (EAST)                           2-03-95
C6.2     SITE SANITARY/WATER PLAN (WEST)                           2-03-95
C7.1     SERVICE DRIVE AT JESS PIRTLE BLVD.                        2-03-95
C8.1     POLLUTION PREVENTION PLAN                                 2-03-95
C9.1     MISCELLANEOUS PAVING DETAILS                              2-03-95
C9.2     MISCELLANEOUS DRAINAGE DETAILS                            2-03-95
C9.3     MISCELLANEOUS SANITARY/WATER DETAILS                      2-03-95
C10.1    SITE PAVING JOINT LAYOUT (EAST)                           2-03-95
C10.2    SITE PAVING JOINT LAYOUT (WEST)                           2-03-95
L2.1     LANDSCAPE PLANTING PLAN                                   2-03-95
L2.2     LANDSCAPE IRRIGATION PLAN                                 2-03-95

ARCHITECTURAL

A0.1     INFORMATION SHEET                                         2-03-95
A0.2     HANDICAP ACCESS                                           2-03-95
A1.1     SITE PLAN                                                 2-03-95
A2.1     FIRST FLOOR PLAN                                          2-03-95
A2.2     FIRST FLOOR PLAN                                          2-03-95
A2.3     MEZZANINE FLOOR PLAN                                      2-03-95
A2.4     FIRST FLOOR - RCP                                         2-13-95 ORC#1
A2.5     MEZZANINE - RCP                                           2-13-95 ORC#1
A2.6     FIRST FLOOR - FINISH PLAN                                 2-03-95
A2.7     MEZZANINE - FINISH PLAN                                   2-03-95
A2.8     ROOF PLAN                                                 2-03-95
A3.1     ENLARGED PLAN - STAIRS                                    2-03-95
A3.2     ENLARGED PLAN - BATHROOMS                                 2-03-95
A4.1     ELEVATIONS                                                2-03-95
A5.1     WALL SECTIONS                                             2-03-95
A5.2     WALL SECTIONS                                             2-03-95

Page 2 - EXHIBIT A
K*TEC Manufacturing Facility Drawings

A5.3     STAIR SECTIONS                                            2-03-95
A6.1     INTERIOR ELEVATIONS                                       2-03-95
A6.2     INTERIOR ELEVATIONS                                       2-03-95
A6.3     INTERIOR ELEVATIONS                                       2-03-95
A6.4     INTERIOR ELEVATIONS                                       2-03-95
A6.5     INTERIOR ELEVATIONS                                       2-03-95
A7.1     DOOR SCHEDULES                                            2-03-95
A8.1     EXTERIOR DETAILS                                          2-03-95
A8.2     WAREHOUSE WALL SECTION DETAILS                            2-03-95
A8.3     EXTERIOR DETAILS                                          2-03-95
A8.4     EXTERIOR DETAILS                                          2-03-95
A9.1     PARTITION TYPES                                           2-13-95 ORC#1
A9.2     INTERIOR DETAILS                                          2-03-95
A9.4     INTERIOR DETAILS                                          2-03-95
A9.5     INTERIOR DETAILS                                          2-03-95

STRUCTURAL

S1.0     GENERAL NOTES AND EMBED ITEMS                             2-03-95
S2.0     FOUNDATION PLAN-MANUFACTURING AREA                        2-03-95
S2.1     FOUNDATION PLAN-OFFICE AREA                               2-03-95
S3.0     ROOF FRAMING PLAN-MANUFACTURING AREA                      2-03-95
S3.1     MEZZANINE FLOOR FRAMING PLAN-OFFICE AREA                  2-03-95
S3.2     ROOF FRAMING PLAN-OFFICE AREA                             2-03-95
S4.0     FOUNDATION DETAILS                                        2-03-95
S4.1     FOUNDATION DETAILS                                        2-03-95
S5.0     MEZZANINE FLOOR FRAMING DETAILS                           2-03-95
S6.0     ROOF FRAMING DETAILS                                      2-03-95
S6.1     BRACE ELEVATIONS AND DETAILS                              2-03-95
S7.0     TILT WALL PANEL ELEVATIONS                                2-03-95
S7.1     TILT WALL PANEL ELEVATIONS                                2-03-95
S7.2     TILT WALL PANEL ELEVATIONS                                2-03-95
S7.3     TILT WALL PANEL ELEVATIONS                                2-03-95
S7.4     TILT WALL PANEL DETAILS & NOTES                           2-03-95

MECHANICAL

M2.1     MANUFACTURING FLOOR PLAN-MECHANICAL                       2-03-95
M2.2     OFFICE FLOOR PLAN-MECHANICAL                              2-03-95
M2.3     OFFICE MEZZANINE PLAN-MECHANICAL                          2-03-95
M3.1     MANUFACTURING ROOF PLAN-MECHANICAL                        2-03-95
M3.2     OFFICE ROOF PLAN-MECHANICAL                               2-03-95
M4.1     ENLARGED PLAN & DETAILS-MECHANICAL                        2-03-95
M5.1     MECHANICAL SCHEDULES                                      2-03-95

Page 3 - EXHIBIT A
K*TEC Manufacturing Facility Drawings

ELECTRICAL

E1.1     ELECTRICAL SITE PLAN                                      3-10-95 AD#4
E2.1A    WAREHOUSE/FACTORY BUILDING-POWER                          3-10-95 AD#4
E2.1B    WAREHOUSE/FACTORY BUILDING-LIGHTING                       2-03-95
E2.1C    WAREHOUSE/FACTORY BUILDING/LIGHTING                       2-13-95 AD#1
E2.2     FIRST FLOOR OFFICE PLAN-POWER                             3-10-95 AD#4
E2.3     MEZZANINE FLOOR OFFICE PLAN-POWER                         3-10-95 AD#4
E2.4     FIRST FLOOR OFFICE PLAN-LIGHTING                          2-13-95 AD#1
E2.5     MEZZANINE FLOOR OFFICE PLAN-LIGHTING                      2-03-95
E2.6     WAREHOUSE/FACTORY BUILDING ROOF PLAN-ELECTRICAL           2-03-95
E2.7     OFFICE BUILDING ROOF PLAN-ELECTRICAL                      2-03-95
E3.1     ENLARGED PLANS-ELECTRICAL                                 3-10-95 AD#4
E4.1     RISER DIAGRAMS AND DETAILS-ELECTRICAL                     2-13-95 AD#1
E5.1     ELECTRICAL EQUIPMENT SCHEDULES                            2-13-95 AD#1
E5.2     ELECTRICAL PANEL SCHEDULES                                2-13-95 AD#1
E5.3     ELECTRICAL PANEL SCHEDULES                                2-13-95 AD#1
E5.4     ELECTRICAL PANEL SCHEDULES                                2-13-95 AD#1
E5.5     ELECTRICAL PANEL SCHEDULES                                2-13-95 AD#1
E5.6     ELECTRICAL PANEL SCHEDULES                                2-03-95
E5.7     ELECTRICAL PANEL SCHEDULES                                2-03-95
E5.8     ELECTRICAL PANEL SCHEDULES                                2-13-95 AD#1

PLUMBING

P1.1     SITE PLAN-PLUMBING                                        2-03-95
P2.1     MANUFACTURING FLOOR PLAN-PLUMBING                         2-03-95
P2.2     OFFICE FLOOR PLAN-PLUMBING                                2-03-95
P2.3     OFFICE MEZZANINE PLAN-PLUMBING                            2-03-95
P3.1     MANUFACTURING ROOF PLAN-PLUMBING                          2-03-95
P3.2     OFFICE ROOF PLAN-PLUMBING                                 2-03-95
P4.1     ENLARGED FLOOR PLANS-PLUMBING                             2-03-95
P5.1     PLUMBING DETAILS AND SCHEDULES                            2-03-95
P5.2     PLUMBING RISER DIAGRAMS                                   2-03-95

PAGE 4 - EXHIBIT A
K*TEC MANUFACTURING FACILITY
- --------------------------------------------------------------------------------

Section   Title                                                               No. Pages
BIDDING REQUIREMENTS, CONTRACT FORMS, AND CONDITIONS OF THE CONTRACT

00700       General Conditions.............................................   1
00800       Supplementary Conditions.......................................   5

DIVISION 1 - GENERAL REQUIREMENTS

01030       Alternates.....................................................   1
01050       Field Engineering..............................................   2
01090       Reference Standards............................................   6
01200       Project Meetings...............................................   3
01340       Shop Drawings, Product Data, Samples...........................   3
01380       Construction Photographs.......................................   1
01410       Testing Laboratory Services....................................   9
01510       Temporary Facilities...........................................   5
01610       Transportation and Handling....................................   1
01620       Storage and Protection.........................................   2
01630       Substitutions..................................................   1
01631       Substitution Request Form......................................   2
01700       Project Closeout...............................................   3
01710       Cleaning.......................................................   2
01725       Project Record Documents.......................................   2

DIVISION 2 - SITEWORK

02000       Geotechnical Report............................................   2
1           Clearing Grubbing and Stripping................................   2
2           Diversion Ditch Excavation.....................................   2
3           Fill...........................................................   2
4           Concrete.......................................................   8
5           Lime Stabilization.............................................   1
6           Concrete Pavement..............................................   8
7           Cement Stabilized Crushed Stone Base Course....................   1
8           Reinforcing Steel..............................................   4
9           Dewatering.....................................................   1
10          Storm Drainage.................................................   2
11          Sanitary Sewerage Collection...................................   4
12          Separation Distances 31 T.A.C., 317.13,
            Appendix E and 290.44(e).......................................   2
13          Water Distribution.............................................   4
14          Cenebt Stabilized Sand.........................................   2
15          Trench Backfill and Trench Safety..............................   1
16          Riprap Erosion Protection......................................   1
17          Hydro-Mulch Seeding and Fine Grading...........................   3
Item No. 4211 Filter Fabric Fence..........................................   3
Item No. 4511 Inlet Protection Barriers....................................   2
Item No. 4811 General Source Controls......................................   3
02370    Drilled Piers.....................................................   4


ISSUED FOR CONSTRUCTION                             K*TEC MANUFACTURING FACILITY
11 JANUARY 1995                                                SUGAR LAND, TEXAS

Page 5 - Exhibit A
K*TEC Manufacturing Facility
- --------------------------------------------------------------------------------

Section   Title                                                            No. Pages
DIVISION 3 - CONCRETE

03100    Concrete Formwork..............................................   5
03200    Concrete Reinforcement.........................................   5
03250    Concrete Accessories...........................................   4
03300    Cast-In-Place Concrete.........................................   11
03470    Tilt-Up Concrete...............................................   9
03600    Grout..........................................................   3

DIVISION 4 - MASONRY

         (Not Used)

DIVISION 5 - METALS

05120    Structural Steel...............................................   7
05210    Steel Joists...................................................   3
05300    Steel Decking..................................................   4
05400    Cold-Formed Metal Framing......................................   3
05510    Metal Stairs...................................................   5
05520    Pipe and Tube Railing..........................................   4
05999    Miscellaneous Metal............................................   8

DIVISION 6 - WOOD AND PLASTIC

06100    Rough Carpentry................................................   4
06400    Architectural Woodwork.........................................   5

DIVISION 7 - THERMAL AND MOISTURE PROTECTION

07200    Insulation.....................................................   4
07410    Metal Wall Panels..............................................   3
07510    Built-Up Asphalt Roofing.......................................   4
07532    Mechanically-Fastened Single-Ply Roof..........................   5
07600    Metal Flashing and Sheet Metal.................................   3
07670    Elastomeric Flashing...........................................   3
07724    Roof and Floor Hatches.........................................   2
07900    Joint Sealers..................................................   6


ISSUED FOR CONSTRUCTION                             K*TEC MANUFACTURING FACILITY
11 JANUARY 1995                                                SUGAR LAND, TEXAS

Page 6 - Exhibit A
K*TEC Manufacturing Facility
- --------------------------------------------------------------------------------

Section   Title                                                            No. Pages
DIVISION 8 - DOORS AND WINDOWS

08100    Hollow Metal Doors and Frames..................................   6
08250    Interior Aluminum Frames and Trim..............................   4
08305    Access Doors...................................................   2
08360    Sectional Overhead Doors.......................................   3
08410    Glazed Aluminum Doors and Frames...............................   5
08700    Door Hardware..................................................   4
08800    Glass and Glazing..............................................   5
08810    Mirrors........................................................   2
08920    Curtain Wall System............................................   5

DIVISION 9 - FINISHES

09200    Lath and Plaster...............................................   6
09250    Gypsum Board Systems...........................................   8
09310    Interior Ceramic Tile..........................................   6
09511    Acoustical Ceilings............................................   4
09650    Resilient Tile Flooring........................................   4
09665    Resilient Sheet Flooring.......................................   3
09667    Resilient Wall Base............................................   3
09680    Carpet.........................................................   4
09900    Painting.......................................................   8
09955    Vinyl Wallcovering.............................................   4
09975    Fabric Wallcovering............................................   4

DIVISION 10 - SPECIALTIES

10166    Plastic Laminate Toilet Compartments...........................   4
10171    Solid Phenotic Toilet Compartments.............................   4
10270    Access Flooring................................................   4
10500    Metal Lockers..................................................   4
10520    Fire Extinguishers.............................................   3
10650    Operable Partitions............................................   3
10800    Toilet and Related Accessories.................................   4

DIVISION 11 - EQUIPMENT

11161    Dock Levelers..................................................   3
11165    Dock Bumpers...................................................   2


ISSUED FOR CONSTRUCTION                             K*TEC MANUFACTURING FACILITY
11 JANUARY 1995                                                SUGAR LAND, TEXAS

Page 7 - Exhibit A
K*TEC Manufacturing Facility
- --------------------------------------------------------------------------------

Section   Title                                                            No. Pages
DIVISION 12 - FURNISHINGS

12512    Horizontal Louver Blinds.......................................   3


DIVISION 13 - SPECIAL CONSTRUCTION

         (Not Used)


DIVISION 14 - CONVEYING SYSTEMS

14212    Hydraulic Elevators............................................   17




ADDENDA:

ADDENDUM NO. 1   FEBRUARY 3, 1995    ATTACHED

ADDENDUM NO. 2   FEBRUARY 14, 1995   ATTACHED

ADDENDUM NO. 3   FEBRUARY 15, 1995   ATTACHED







ISSUED FOR CONSTRUCTION                             K*TEC MANUFACTURING FACILITY
11 JANUARY 1995                                                SUGAR LAND, TEXAS

                   [HOUSE REH BURWELL ARCHITECTS LETTERHEAD]

Addendum No. 1
to the General Contractor
BID DOCUMENTS FOR:
PROJECT X
HRBA No. 94097

February 13, 1995

This Addendum shall be considered part of the plans and specifications for the above named project as though it had been issued at the same time and incorporated integrally with such plans and specifications. Where provisions of the following supplementary plans and specifications contained in the addenda from the provisions of the original plans and specifications, the provisions in this addendum shall govern and take precedence.

SPECIFICATIONS

     Section 01030

     Item 1.1
              Add an Alternate No. 9:  SEE MEP SECTION OF THIS ADDENDUM

     Item 1.2
              Add an Alternate No. 10; SEE MEP SECTION OF THIS ADDENDUM

     Item 1.3
              Add an Alternate No. 11; SEE MEP SECTION OF THIS ADDENDUM

     Item 1.4
              Add an Alternate No. 12;
              Provide Schuller PERMA-PLY IV (41-IG) system in lieu of specified roofing system. There will be no change in the insulation or deck material of the roof. Roof details shall conform to those specified by manufacturer. Warranty to be the same as that specified with original system. (see section 1740 for general warranty requirements - it is issued as part of this addendum) Roof shall conform to FM 1-90.

     Item 1.5
              Add an Alternate No. 13;
              Provide Firestone APP 180 system in lieu of specified system.

              Insulated deck shall conform to Firestone specification I-M18-M using Firestone ISO 95-insulation 2.3 inches attached to meet FM I-90 specifications.

              Details shall conform to those specified by manufacturer. Warranty to be the same as that specified with original system. (see section 1740 for general warranty requirements - it is issued as part of this addendum). Roof shall conform to FM I-90.

     Item 1.6
              Add an Alternate No. 14;
              Use BEST Inc. removable core locks in lieu of Schlage system specified. Function, appearance and quality shall be equal to Schlage system specified.

     Item 1.7
              NOTICE
              Contractors are notified that these alternates should be submitted in accordance with specification section 01630.

     Item 1.8
     Section 08250
              Paragraph 2.03.A. change to read;

              A.     Type: Raco 375 Classic Prestige...

              in lieu of the 225 system specified.

     Item 1.9
              Section 01740 shall be added to the index of sections.

     Item 1.10
              Add section 01740.  It is attached as Appendix A.

     Item 1.11
     Section 08700
              Paragraph 3.02;
              Change Paragraph to read:

              3.02  HARDWARE SCHEDULE
                    (refer to drawings)


     Item 1.12
     Section 07600
                    Section shall be revised to clearly state that pre-finished galvanized coil stock shall be used for all sheet metal flashing.
              Paragraph 1.02;
                    Omit item C.
              Paragraph 1.04.B.4
                    Omit
              Paragraph 2.04A
                    Add number 13.

                    Sheet metal stock shall be galvanized steel with Kynar 500 factory applied finish, equal to Berridge products coil stock, designed for continuous onsite forming.
              Paragraph 2.03, A.2
                    Omit
              Paragraph 2.04, A.1
                    Change to read: "Gutter/Downspout shall be butt joint with backup lap joint construction."
              Paragraph 2.04, A.8
                    Omit
                    Paragraph 2.04, A.9 change the word "welded" to "lapped". Paragraph 3.01 Add: 9.
                    9. Remove protective film immediately after installation of piece.
     Item 1.13
     Section 08250
              Add paragraph 2.03,B.3 and 2.03,B.4
                    3.      All interior aluminum glass partitions.
                    4.      All interior aluminum doors - narrow stile type.
     Item 1.14
     Section 06400:
                    Notice: there have been questions on the suitability of melamine as a liner material. Melamine is acceptable under paragraph 2.02,E.3

              Omit Paragraph 2.03,E.4. Color will be as shown on the drawings.

     Item 1.15
     Section 12512
              Add paragraph 3.01.E;

              E. Locate one blind for each pane of vision glass in exterior walls of office.

DRAWINGS

     Item 1.16
     Cover Sheet:
              Developer's telephone numbers are:
                    Voice:  242-2000
                    Fax:    242-2710

     Item 1.17
              Architect's new address and number are:

                    The Houston Club Building
                    811 Rusk
                    Suite 101
                    Houston, TX 77002

                    713-227-0811 ph
                    713-227-0812 fx

     Item 1.18

     Sheet A1.1     change note on sidewalk at property line: 4 feet 0 inches
                    sidewalk.

     Item 1.19
     Sheet A2.1     Add partition keys in warehouse walls: See Sketch A dated
                    13 FEB 1995 attached

     Item 1.20
     Sheet A2.2     Add Telecommunications riser closet (TEL/DATA RISER room
                    171A) See Sketch B dated 13 FEB 1995 attached. This room shall receive a 4x8 sheet of plywood mounted to furring channels and attached to concrete tilt panel.

     Item 1.21
     Sheet A2.4     This sheet has been re-issued and now indicates partition
                    keys.

     Item 1.22
     Sheet A2.5     This sheet has been re-issued and now indicates partition
                    keys.

     Item 1.23
     Sheet A2.5.1   The controller's room has walls to deck on North, South and
                    West sides. See sketch D dated 13 FEB 1995 attached.

     Item 1.23
     Sheet A2.6     Clarification from bidder's question:  Finish W6 is NOT
                    used.  The indication will be removed from the schedule.
                    No drawing will be issued at this time.

     Item 1.24
     Sheet A2.7     Base B6 is NOT used.  The indication will be removed from
                    the schedule. No drawing is issued at this time.

     Item 1.25
     Sheet A2.8     Roof expansion joints are shown.  See Sketch C dated 13 FEB
                    1995. Roofing contractors for each type of roofing alternate shall verify that these locations for their membrane are acceptable, or propose alternate locations in the alternate bid.

     Item 1.26
     Sheet A2.1     Indicate extent of wood base at rear of warehouse. See
                    sketch E dated 13 FEB 1995 attached.

     Item 1.27
     Sheet A3.2     Drawing 4:     Napkin Disposals should be indicated on
                                   drawing as recessed.

                    Drawing 5:     Indicate Napkin Disposals (item #2) in both
                                            women's restrooms, one per stall.

                    Drawing 6:     Indicate Napkin Disposals (item #2) in
                                   women's restrooms, one per stall.
     Item 1.28
     Sheet A4.1     Drawing 03,04: Warehouse elevations indicate the current
                    locations of downspouts. These are incorrect. Move the existing location of downspouts 15 feet 0 inches to the rear (West) elevation of the building. That is to say that the downspouts will occur at each panel joint in the manufacturing area walls that are NOT on the grid lines.

     Item 1.29
     Sheet A3.2     Phenolic toilet partitions shall be indicated for all
                    restrooms within the manufacturing area. Rooms: 174, 181, 173, 166. These restrooms shall also receive one toilet seat cover dispenser (Item 12 in schedule) per stall.

                    The schedule will be changed to indicate one per STALL in lieu of "handicapped only".

                    Laminate toilet partitions shall be indicated where they occur in the office area of the building. Rooms: 130,133

     Item 1.30
     Sheet A3.2     A question has been asked about the mirrors indicated on
                    this sheet:

                    Which sub-contractor is to supply/install full size restroom mirrors?

                    Mirrors indicated on plans shall be provided by appropriate contractor as determined by the general contractor. (Typically this is the glazing contractor, but it is totally at the GC's discretion, please confirm with him.) Framed mirrors are indicated as an accessory and should probably be supplied by that contractor. (see caveat above - again).

     Item 1.31
     Sheet A6.1     Details 6/ A6.1:
                    Cabinets added over sink, drawing changed. See Sketch F dated 13 FEB 1995.

                    Detail 7/ A6.1
                    Drawing changed (Cad Layer was turned off) See Sketch G dated 13 FEB 1995.

                    Detail 9/ A6.1
                    Drawing changed (Cad Layer was turned off) See Sketch H dated 13 FEB 1995.

                    Detail 16/ A6.1
                    Drawing changed (Cad Layer was turned off) See Sketch J dated 13 FEB 1995.

     Item 1.32
     Sheet A6.4     Detail 10/A6.4
                    Drawing changed - At the suggestion of cabinetry supplier, doors have been decreased in width to 1 foot 4 inches.
                    This should allow the use of the specified hinges.  See
                    Detail K dated 13 FEB 1995.

     Item 1.33
     Sheet A8.2     Detail A11/A8.2  Detail revised to indicate size of gutter.
                    See Sketch L 13 FEB 1995 (attached).

     Item 1.34
     Sheet A8.4     Detail 02/A8.2  Detail of downspout attachment changed.  See
                    Sketch M dated 13 FEB 1995.

     Item 1.35
     Sheet A9.3     Detail 13/A9.3 added.  Indicates termination of 1/2 inch
                    aluminum reveal.  This detail was referenced in drawing
                    4/A6.1, but not included in the last issue. See Sketch N dated 13 FEB 1995 attached.

     Item 1.36
     Sheet A9.5     Details - General
                    Cabinet construction shall be depicted as flush overlay, not stile and rail as currently shown.

                    All splash members shall meet the countertop with a square in lieu of a cove edge.

     Item 1.37
     Sheet A6.3     Detail 10/A6.3.   Shelves may be painted in storerooms 108
                    and 137.  This is a response to a question by a bidder.

     Item 1.38
     Sheet A8.2     Question on Detail 4/A8.2:
                    Is base shown in this detail from Millwork supplier?
                    Answer:
                    This is at general contractor's discretion.

     Item 1.39
                    Question on Civil Drawings:
                    Civil drawings require No. 4 rebar for paving areas. Is this correct? I think we were assuming No. 3 previously.

                    Answer (from Telephone conversation with Scott Slora, Rust Lichliter Jameson)
                    The following alternate rebar schemes are acceptable:
                    Reinforcing for 5 inch thick paving:
                             #4's at 24 inch ctrs.
                    Reinforcing for 7 inch think paving:

                             #4's at 18 inch centers.

     Item 1.40
                    Question on light boxes shown in architectural plans:
                    Is there a standard supplier?

                    Answer:
                    No. Try approaching this as a backlit building directroy of the type which SIGN manufacturers can custom make and not as a light fixture.

     Item 1.41
     Sheet A 7.1
                    Corrections to Door and Hardware schedule:

     Door 134       Hardware set #2.
     Door 164A      Add this door for TEL/DATA RISER closet (See sketch B) This door is identical to door 164.

     Door 170       Delete Removable Mullion, this door is a PAIR.

     Door 202       Door is a PAIR

     Door 203       Door has 90 minute rating.

     Door 213
     Door 214       All three have hardware set #3.
     Door 215

                   [HOUSE REH BURWELL ARCHITECTS LETTERHEAD]





                                                     SKETCHES

                            [GRAPHIC - FLOOR PLAN A2.1]

                            [GRAPHIC - FLOOR PLAN A2.8]

                            [GRAPHIC - FLOOR PLAN A2.1]

                            [GRAPHIC - FLOOR PLAN A2.2]

                            [GRAPHIC - FLOOR PLAN A2.5]

                            [GRAPHIC - FLOOR PLAN A6.1 WEST]

                            [GRAPHIC - FLOOR PLAN A6.1 EAST]

                            [GRAPHIC - FLOOR PLAN A6.1 SOUTH]

                            [GRAPHIC - FLOOR PLAN A6.1 SOUTH]

                            [GRAPHIC - FLOOR PLAN A6.4]

                            [GRAPHIC - FLOOR PLAN A8.2]

                            [GRAPHIC - FLOOR PLAN A8.4]

                            [GRAPHIC - FLOOR PLAN A9.3]

                   [HOUSE REH BURWELL ARCHITECTS LETTERHEAD]

















                                                                   APPENDIX A

HRBA Project 94097                                                   WARRANTIES
                                                                  SECTION 01740
                                                                         PAGE 1
- -------------------------------------------------------------------------------

1.01      GENERAL

     A. This section specifies general administrative and procedural requirements for warranties required by the Contract Documents, in addition to requirements of the AIA A201 - 1967 General Conditions.

          1. Refer to General Conditions for terms of Contractor's warranty of workmanship and materials.

          2. General closeout requirements are included in Section 01700/Project Closeout.

          3. Specific requirements for warranties for the Work, and products and installations that are specified to be warranted, are included in the individual Sections of Division 2 through 16.

          4. Certifications and other commitments and agreements for continuing services to Owner are specified elsewhere in the Contract Documents.

     B.   Disclaimers and Limitations:

          1. Manufacturer's disclaimers and limitations on product warranties do not relieve the Contractor of the warranty on the Work that incorporates the products, nor does it relieve suppliers, manufacturers, and subcontractors required to countersign special warranties with the Contractor.

1.02      DEFINITIONS

     A. Standard Product Warranties are preprinted written warranties published by individual manufacturers for particular products and are specifically endorsed by the manufacturer to the Owner.

     B. Special Warranties are written warranties required by or incorporated in the Contract Documents, either to extend time limits provided by standard warranties or to provide greater rights for the Owner.

1.03      WARRANTY REQUIREMENTS

     A. The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the work will be free from defects not inherent in the quality required or permitted, and that the work will conform with the requirements of the Contract Documents.

          1. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective.

          2. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

     B.   Related Damages and Losses:

          1. When correcting warranted Work that has failed, remove and replace other Work that has been damaged as result of such failure or that must be removed and replaced to provide access for correction warranted Work.



                                                           OFFICES FOR PROJECT X
                                                               SUGAR LAND, TEXAS


ISSUED FOR CONSTRUCTION

HRBA Project 94097                                                    WARRANTIES
                                                                   SECTION 01740
                                                                          Page 2
- --------------------------------------------------------------------------------
     C.   Reinstatement of Warranty:

          1. When Work covered by a warranty has failed and been corrected by replacement or rebuilding, reinstate the warranty by written endorsement.

          2. The reinstated warranty shall be equal to the original warranty with an equitable adjustment for depreciation.

     D.   Replacement Cost:

          1. Upon determination that Work covered by a warranty has failed, replace or rebuild the Work to an acceptable condition complying with requirements of Contract Documents.

          2. The Contractor is responsible for the cost of replacing or rebuilding defective Work regardless of whether the Owner has benefitted from use of the Work through a portion of its anticipated useful service life.

     E.   Owner's Recourse:

          1. Written warranties made to the Owner are in addition to implied warranties, and shall not limit the duties, obligations, rights and remedies otherwise available under the law, nor shall warranty periods be interpreted as limitations on time in which the Owner can enforce such other duties, obligations, rights, or remedies.

          2. The Owner reserves the right to reject warranties and to limit selections to products with warranties not in conflict with requirements of the Contract Documents.

          3. The Owner reserves the right to refuse to accept Work for the Project where a special warranty, certification, or similar commitment is required on such Work or part of the Work, until evidence is presented that unites required to countersign such commitments are willing to do so.

1.04      SUBMITTALS

     A. Submit written warranties to Architect prior to the date certified for Substantial Completion.

          1. If Architect's Certificate of Substantial Completion designates a commencement date for warranties other than date of Substantial Completion for Work, or a designated portion of the Work, submit written warranties upon request of Architect.

          2. When a designated portion of the Work is completed and occupied or used by Owner, by separate agreement with the Contractor during construction period, submit properly executed warranties to Architect within 15 days of completion of that designated portion of the Work.

     B. When a special warranty is required to be executed by the Contractor, or Contractor and a subcontractor, supplier or manufacturer, prepare a written document that contains appropriate terms and identification, ready for execution by the required parties.

          1. Submit a draft to the Owner through Architect for approval prior to final execution.

     C.   Forms for special warranties are included at the end of this Section.

          1. Prepare a written document utilizing the appropriate form, ready for execution by the Contractor, or the Contractor and subcontractor, supplier or manufacturer.

          2. Submit a draft to Owner through Architect for approval prior to final execution.

          3. Refer to individual Sections of Division 2 through 16 for specific content requirements, and particular requirements for submittal of special warranties.



                                                           OFFICES FOR PROJECT X
                                                               SUGAR LAND, TEXAS
ISSUED FOR CONSTRUCTION

HRBA Project 94097                                                    WARRANTIES
                                                                   SECTION 01740
                                                                          Page 3
- --------------------------------------------------------------------------------

     D.   Form of Submittal:

          1. At Final Completion compile 2 copies of each required warranty properly executed by the Contractor, or by the Contractor, subcontractor, supplier, or manufacturer.

          2. Organize the warranty documents into an orderly sequence based on the Table of Contents of the Project Manual.

     E. Bind warranties and bonds in heavy-duty, commercial quality, durable 3-ring vinyl covered loose-leaf binders, thickness as necessary to accommodate contents, and sized to receive 8-1/2" by 11" paper.

          1. Provide heavy paper dividers with celluloid covered tabs for each separate warranty. Mark the tab to identify the product or installation, including the name of the product, and the name, address and telephone number of the installer.

          2. Identify each binder on the front and the spine with the typed or printed title "WARRANTIES", the project title or name, and the name of the Contractor.

     F. When operating and maintenance manuals are required for warranted construction, provide additional copies of each required warranty, as necessary, for inclusion in each required manual.



          END OF SECTION





                                                           OFFICES FOR PROJECT X
                                                               SUGAR LAND, TEXAS
ISSUED FOR CONSTRUCTION

                  [HAYNES WHALEY ASSOCIATES, INC. LETTERHEAD]

                              K*Tec Electronics
                                Addendum No. 1
                              February 13, 1995



                                STRUCTURAL ITEMS

SHEET S5.0

      1. On Detail 11 and 12 of this sheet, add a piece of continuous angle 3 x 3 x 3/16" along the floor to serve as a pour stop.

SHEET S7.0 THRU S7.4

      1. Add cost for various embedded weld plates not yet shown on wall panel drawings:

            2  - Plate Type "E"
            20 - Plate Type "A"
            10 - Plate Type "H"

SHEET S7.3

      1. On spandrel panels SP1-A thru SP10-A, the upper row of embedded weld plates are shown as Plate Type "A". These should be Plate Type "H" (66 Total).

END OF ADDENDUM

DATE:               February 13, 1995

ADDENDUM NO:        One (1)

PROJECT:            K-Tec Electronics

LOCATION:           Sugar Land, Texas

JOB:                3413991


NOTICE TO BIDDERS

The Addendum shall be considered part of the Contract Documents for the above mentioned project as though it had been issued at the same time and incorporated integrally therewith. Where provisions of the following supplementary data differ from those of the original Contract Documents, this Addendum shall govern and take precedence.

Bidders are hereby notified that they shall make the necessary adjustments in their estimates on account of this Addendum. It will be construed that each Bidder's Proposal is submitted with full knowledge of all modifications and supplemental data specified herein.


MECHANICAL



SHEET M-2.2 - OFFICE FIRST FLOOR PLAN - MECHANICAL

1. Room 141, H.R. Payroll: Added a 6x6 sheetmetal return air transfer duct through the North wall of the office above the ceiling and Keyed Note 21 to explain it.

SHEET M-2.3 - OFFICE MEZZANINE FLOOR PLAN - MECHANICAL

1. Added fire dampers to the six ducts that penetrate the demising wall between the Office and Manufacturing (column line 4)

2.   Added "Add Alternate #10" as follows:

     IN LEIU OF RELOCATING THE EXISTING COMPUTER ROOM AIR CONDITIONING UNIT THE MECHANICAL CONTRACTOR SHALL PROVIDE A NEW LEIBERT MODEL FH/UH 245A NOMINAL 15 TON AIR COOLED COMPUTER ROOM AIR CONDITIONING SYSTEM WITH ELECTRIC HEAT AND A ROOF MOUNTED, REMOTE AIR COOLED CONDENSING UNIT. 480 VOLT, THREE PHASE.

SHEET M-4.1 - PARTIAL PLAN AND DETAILS - MECHANICAL

1. Revise the note on Detail 2 that refers to the supply air branch duct to read:

      SUPPLY AIR BRANCH DUCT
      FOR ROOF TOP UNIT 44
      ONLY.  PROVIDE VOLUME
      DAMPERS AS SHOWN ON ROOF
      TOP UNIT 44 ONLY.

SHEET M-5.1 - MECHANICAL SCHEDULES

1.    Revise the Air Device Schedule by changing type "G" to read as follows:

G PRICE SERIES LBP-16A LINEAR BAR GRILLE. 1-1/2" WIDE WITH 1/4" SPACING, 1/8" BARS AND 15 DEGREES DEFLECTION, REFER TO THE ARCHITECTURAL REFLECTED CEILING PLANS FOR THE EXACT LOCATION AND LENGTH. PROVIDE WITH A FULL SIZED BY 12" INSULATED SHEETMETAL PLENUM WITH THREE EQUALLY SPACED 6" DIAMETER TAPS, 3/4" WIDE BORDER TYPE 750 FOR SURFACE MOUNTING AND EITHER OFF-WHITE FINISH "B13" OR BRUSHED FINISH #66 TO BE DETERMINED BY THE ARCHITECT.


ELECTRICAL


SHEET E1.1 - ELECTRICAL SITE PLAN

   Refer to revised drawing for the following:

1. Revised telephone service conduits. Added conduits to provide communications services to future adjacent property developments.

2. Revised pole foundation detail to eliminate requirement for rigid conduit ells.

SHEET E2.1A - WAREHOUSE/FACTORY BUILDING - POWER

Refer to revised drawing for the following:

1.   Relocated trash compactor

2.   Added second trash compactor.

3.   Revised distribution equipment to reflect distribution changes.

SHEET E2.1B - WAREHOUSE/FACTORY BUILDINGS - LIGHTING

1. Add a second type SA dock light at each dock so that there are 6 at each of the two dock locations.

SHEET E2.1C - WAREHOUSE/FACTORY BUILDING- ALTERNATE 11

New drawing added to show the following:

1.   Added entire sheet to set to show alternate fluorescent lighting scheme.

SHEET E2.2 - FIRST FLOOR OFFICE PLAN - POWER

Refer to revised drawing for the following:

1. Revised circuiting in the first floor office areas to move IG computer receptacles to a new UPS panel.

2. Revised circuiting in the first floor office areas and break areas to put the office system on standby (generator) power while leaving the break on normal power. Panelboards were also revised and relocated to accomodate this change.

3. Revised circuiting in the first floor office areas based on a future modular furniture change from 3 circuit to 4 circuit.

4.   Revised telephone service conduits.

SHEET E2.3 - SECOND FLOOR OFFICE PLAN - POWER

Refer to revised drawing for the following:

1. Revised circuiting in the second floor office areas to move IG computer receptacles to a new UPS panel.

2. Revised circuiting in the second floor office areas to put the office system on standby (generator) power.

3. Revised circuiting on the second floor based on a future modular furniture change form 3 circuit to 4 circuit.

4.   Revised telephone service conduits.

5. Added note for alternate for UPS system being added to the construction contract.

6. Added UPS panels which will now serve IG computer outlets on the first and second floors. Panels will be fed by feed from UPS which is not in this contract.

SHEET E2.4 - FIRST FLOOR OFFICE PLAN - LIGHTING

Refer to revised drawing for the following:

1.   Added light in new telephone riser closet.

2.   Add switch to vending lights.

SHEET E2.5 - MEZZANINE FLOOR OFFICE PLAN - LIGHTING

1. Connect type F4 which is on column line 4, and between J and K to nearest circuit.

SHEET E3.1 - ENLARGED PLANS - ELECTRICAL

Refer to revised drawing for the following:

1. Added transfer switch and relocated emergency panels as a part of the change to accommodate the addition of the office building onto standby power.

SHEET E4.1 - ELECTRICAL RISER DIAGRAMS

Refer to revised drawing for the following:

1.   Revised riser.

SHEET E5.1 - ELECTRICAL EQUIPMENT SCHEDULE AND LOAD ANALYSIS

Refer to revised drawing for the following:

1. Revised building load analysis to reflect changes made throughout this addendum.

2. Revised generator load analysis to reflect changes and to more clearly subtotal loads to accommodate planning for future generator.

3. Clarified symbol legend to more clearly identify floor outlets on first floor.

4.   Revised note on short circuit schedule.

5.   Revised transformer schedule based on distribution revisions.

6.   Corrected note on wattage on type HA lighting fixture.

SHEET E5.2 - PANEL SCHEDULES

Refer to revised drawing for the following:

1.   Revised panel schedules reflecting distribution revisions.

2.   Removed two duplicate schedules inadvertently shown on previous printing.

SHEET E5.3 - PANEL SCHEDULES

Refer to revised drawing for the following:

1.   Revised panel schedules reflecting distribution revisions.

SHEET E5.4 - PANEL SCHEDULES

Refer to revised drawing for the following:

1.   Revised panel schedules reflecting distribution revisions.

SHEET E5.5 - PANEL SCHEDULES

Refer to revised drawing for the following:

1.   Revised panel schedules reflecting distribution revisions.

SHEET E5.8 - PANEL SCHEDULES

Refer to revised drawing for the following:

1.  Revised panel schedules reflecting distribution revisions.


PLUMBING


SHEET P5.1 - PLUMBING DETAILS AND SCHEDULES

1.   Add the following to the PLUMBING FIXTURE SCHEDULE.

     FCO J.R. SMITH NO. 4020-Y, FINISHED FLOOR CLEANOUT WITH STAMPED CLEANOUT MARKER OR J.R. SMITH NO. 4051, TILE FINISHED FLOOR CLEANOUT. CONTRACTOR TO INSTALL MARKER TYPE IN CARPET FLOOR AREAS AND TILE TYPE IN TILE FLOOR AREAS.

SPECIFICATIONS


SECTION 15250 - INSULATION

1.   Replace Article 2.04 A 1 with the following:

     All indoor pipe and fittings.

2.   Replace Article 2.06 A 1 with the following:

     See also Section 15840 - DUCTWORK to determine where duct insulation is required. All concealed supply ductwork insulation shall be external. All exposed supply ductwork and all return ductwork insulation shall be internal.

3.   Remove Article 2.06 C.

SECTION 15764 - COMPUTER ROOM PROCESS COOLING

1.   Replace Paragraph 1.01 B with the following:

  B. Includes:

     1. Under the base bid, relocate the existing computer room process cooling unit complete with humidifier, filters, and factory wired control system.

     2. Under Alternate No. 10, provide a new process cooling system. Refer to drawing addendum items to determine requirements of new unit.

SECTION 15840 - DUCTWORK

1.   Replace Article 1.05 C with the following:

     Exceptions: Exposed supply ductwork routed in the Manufacturing Area does not require duct sealant.


2.   Replace Article 1.06 B 3 with the following:

     Insulation:  1-1/2 inch thick duct wrap (Concealed ducts).


3.   Add Article 1.06 B 4 with the following:

     Insulation:  1 inch thick duct liner (Exposed ducts).

SECTION 15900 - CONTROLS

1. Article 2.02 ACCEPTABLE MANUFACTURERS: Add the following to the end of Paragraph A.

     6.   CSI.
     7.   ASI.

2. Article 2.05 ROOFTOP UNIT CONTROLS: Replace paragraph B.1. with the following:

     1.   ANALOG INPUT POINTS

          a.   Outside air temperature.  One location only required.
          b.   Supply air temperature
          c.   Zone temperature
          d.   Return air temperature
          e.   Active setpoint
          f.   Not used.
          g.   Not used.
          h.   Not used.


3. Article 2.05 ROOFTOP UNIT CONTROLS: Replace paragraph B.2. with the following:

     2.   BINARY INPUT POINTS

          a.   Smoke/fire alarm status.
          b.   Heating status
          c.   Not used.
          d.   Not used.
          e.   Supply fan on/off status
          f.   Compressor lockout
          g.   Supply fan failure
          h.   Not used.

4.   Article 4.01 ROOF TOP UNITS:  Replace paragraph G with the following:

       G. Not used.

5.   Article 4.01 ROOF TOP UNITS:  Replace paragraph J with the following:

       J. Not used.

SECTION 16140 - WIRING DEVICES

Replace Article 2.09 with the following:

2.09  FLOOR OUTLETS

  A. Flush Floor Outlets: Equal to Walker Walkerbox Resource RFB with the following:

      1. General: Provide flush floor outlets complete with all mounting accessories and trim appurtenances required, including flange assemblies and trim plates required for the specific outlet in the specific floor.
      2. Receptables: Provide a 15A-125V duplex receptacles unless the drawings indicate a special device rating.
      3. Telephone Outlets: Modular telephone outlet or wiring compartment for connection use by telephone installers.
      4. Cover: Provide undercarpet recessed activation through metal or polycarbonate hatches, equal to Walker RAK or RAKM. Where box will be used for future furniture feed -- power, telephone, and data -- provide cover equal to Walker RFB4-FBF.

   B. Poke Through Floor Outlets: Flush type. Provide combination duplex and telephone outlet with fire rated poke through assembly designed to maintain the floor fire rating. Similar to Walker 1500 series with services required by application.

   C.  Acceptable Manufacturers:  One of the following:

       1.   Raceway Components.
       2.   Walker.
       3.   Hubbell.


SECTION 16170 - MAIN SWITCHBOARS

1.     Rewrite Article 2.07 MAIN PROTECTIVE DEVICES - A. to read the following:

       Devices greater than 1200 amps: . . .

2.     Rewrite Article 2.07 MAIN PROTECTIVE DEVICES - B. to read the following:

       Devices 1200 amps and lower: . . .

                   [HOUSE REH BURWELL ARCHITECTS LETTERHEAD]


















                                                                END OF ADDENDUM

                   [HOUSE REH BURWELL ARCHITECTS LETTERHEAD]


Addendum No. 2
to the General Contractor
BID DOCUMENTS FOR:
PROJECT X
HRBA No. 94097

February 14, 1995

This Addendum shall be considered part of the plans and specifications for the above named project as though it had been issued at the same time and incorporated integrally with such plans and specifications. Where provisions of the following supplementary plans and specifications contained in the addenda from the provisions of the original plans and specifications, the provisions in this addendum shall govern and take precedence.

SPECIFICATIONS

         Item 2.1
         Section 6400
         Architectural Woodwork
                 Change Paragraph 2.02, E.3 to read:
                 Melamine Backing Sheet (Liner): 120 gram paper on MDF core from MEDITE or equal - white pine particle fiber only.

         Item 2.2
         Section 10650
         Operating Partition
                 Change Paragraph 2.03, A to read:
                 Type: Modernfold "Acousti Seal" 932 Series Bi-Fold Series
                 complete with.........

         Item 2.3
         Section 10650
         Operating Partition
                  Change Paragraph 2.03, A.3 to read:
                  Panel Finish: Fabric, Maharem Tekwall 1000, color to be selected by architect.

         Item 2.4
         Section 10650
         Operating Partition
                  Change Paragraph 2.03, C.3 to read:
                  Floor Seals: Modernfold "Automatic Floor Seals"

         Item 2.5
         Section 09900

         Painting
                  Change Paragraph 2.04, A.5 to read:
                  Dry Fog shall be applied in manufacturing area to the exposed deck, joists, columns (to the floor) HVAC ducts and devices, miscellaneous conduit, etc. but not lighting fixtures. Color shall be high reflectance white, 60% sheen.

         Item 2.6
         Section 6400
         Architectural Woodwork
         Omit paragraph 2.02, E.4.

         Item 2.7
         Addendum No. 1.
         Clarification on BEST locks:
                  Item 1.6 Alternate No. 14 should read: Use BEST Inc.,
                  removable core locks OR EQUAL......


DRAWINGS

         Item 2.8
         Sheet A2.6 & 2.7
                  See Attached Clarification of Finishes and Alternates to Finishes.

         Item 2.9
         Sheet A7.1
                  Equipment (appliance) schedule:

                  DW should be:   G.E. GSD 1130 L
                  MW should be:   JEM26 WH
                  Last column of chart indicates quantity.

                   [HOUSE REH BURWELL ARCHITECTS LETTERHEAD]


CLARIFICATION

          Finishes and Alternates

          Sheets A2.6 and A2.7 have several inconsistancies which have generated many questions. This clarification will attempt to answer them.

          Materials:
          Final finishes have not been approved at this time. The architect is attempting to establish a scope of work and quality of material for this bid. Several alternate materials will be examined to fit the owner's budget.

          Standard materials listed are not exclusive, they merely establish a standard of quality and price.

          Standard materials for the base bid as indicated on the drawing are either allowances or a particular material. Exceptions to this are:

          Base materials are shown on the plans as B2, W2, etc. Requested alternates are listed in the schedule (W2 alt.) and should be calculated by stating the price difference to replace W2 with that specified in the alternate


          Floors:

          F3 Alternate 1:    Vinyl Composition Tile:     Armstrong Premium Ex
                                                         Excelon color to be
                                                         selected.
          F3 Alternate 2:    Ceramic Tile:               Buchtel Caesar Standard
                                                         color to be selected.

          B4 Alternate       Ceramic Tile:               Buchtel Caesar Standard
                                                         color to be selected

          W2 Alternate                                   BFG Koroseal Muratone
                                                         Type II


          W8 Alternate                                   BFG Koroseal Muratone
                                                         Type II

          Please use this form for alternate calculation on interior finishes.


          ALTERNATE                   DESCRIPTION              $/($)
          ----------------------------------------------------------------------
          F1(alt.)         Carpet Upgrade

          F3 (alt. 1.)     Use VCT in area shown as F3

          F3 (alt. 2.)     Use Ceramic Tile in lieu of F3

          B4 (alt.)        Use ceramic base to match F3 alt2
                           where B4 is shown - only used in
                           with F3 alt2

          W2 alt Use VWC in lieu of polymix paint at locations of W2A; W2B, W2C, W2D

          W8alt Use VWC in lieu og polymix paint at locations of W8 (std. paint)


          Ceilings:

          Omit any alternate listed on the ceiling section of these drawings. We will be considering ALTERNATE No. 4 only for ceilings.

          Omit door references from these drawings, use the door schedule provided on A7.1


          Base B4

          See attached sketch A and B dated 14 FEB 95 to show where this base is scheduled.


          END OF CLARIFICATION

                   [HOUSE REH BURWELL ARCHITECTS LETTERHEAD]


                                    SKETCHES

                           [GRAPHIC - FLOOR PLAN A2.6]

                           [GRAPHIC - FLOOR PLAN A2.7]

DATE:            February 14, 1995

ADDENDUM NO.:    Two (2)

PROJECT          K-Tec Electronics

LOCATION:        Sugar Land, Texas

JOB:             3413991


NOTICE TO BIDDERS

The Addendum shall be considered part of the Contract Documents for the above mentioned project as though it had been issued at the same time and incorporated integrally therewith. Where provisions of the following supplementary data differ from those of the original Contract Documents, this Addendum shall govern and take precedence.

Bidders are hereby notified that they shall make the necessary adjustments in their estimates on account of this Addendum. It will be construed that each Bidder's Proposal is submitted with full knowledge of all modifications and supplemental data specified herein.

MECHANICAL

SHEET M-2.2  OFFICE FIRST FLOOR PLAN - MECHANICAL

1.   Change all type "C" air devices to type "F".

2. Change all two type "G" air devices in the Elevator Lobby to type "F", 8" diameter, 200 cfm.


SHEET M-2.3  OFFICE MEZZANINE FLOOR PLAN - MECHANICAL

1.   Change all type "C" air devices to type "F".

2. Change the three type "G" air devices in the Elevator Lobby to type "F", 8" diameter, 250 cfm.


SHEET M-5.1  MECHANICAL SCHEDULES

Make the following changes to the AIR DEVICE SCHEDULE.

1.   Revise air device type "C" to read "NOT USED."

2.   Revise air device type "F" to read as follows:

     PRICE SERIES RCDE, TWO POSITION, ROUND CONE SUPPLY DIFFUSER WITH VCR-7 STEEL DAMPER. STEEL CONSTRUCTION. NECK SIZE NOTED ON DRAWINGS. DUCT OR SURFACE MOUNTED. PROVIDE WITH FINISH "PC15" ALUMINUM PRIME COAT SUITABLE FOR FIELD PAINTING.

3.   Remove air device type "G".

4.   Remove air device type "H".


ELECTRICAL

SHEET E5.1 - PANEL SCHEDULES

Refer to revised drawing for the following:

1. Omit digital metering on distribution switchboards "DAA" and "DBA". Provide digital metering in emergency distribution switchboard "ME" for main feeder and separate digital metering for each of four (4) branch devices.

2. Change circuit breaker for distribution panel "DBB" from 600 amp to 800 amp. Change feeder to two sets of 4-500KCMIL, 1-#1/O GND, 4"C.

3. Change distribution panel "DBB" from 600 amp MLO to 800 amp MLO. Change circuit breaker for distribution panel "DBH" from 100 amp to 400 amp. Changed feeder to 4-500KCMIL, 1-#1/OGND., 4"C.

4.   Change distribution panel "DBH" from 600 amp MLO to 400 amp MLO.

                   [HOUSE REH BURWELL ARCHITECTS LETTERHEAD]





                                END OF ADDENDUM

[HOUSE REH BURWELL ARCHITECTS LETTERHEAD]



Addendum No. 3
to the General Contractor
BID DOCUMENTS FOR:
PROJECT X
HRBA No. 94097

February 15, 1995

This Addendum shall be considered part of the plans and specifications for the above named project as though it had been issued at the same time and incorporated integrally with such plans and specifications. Where provisions of the following supplementary plans and specifications contained in the addenda from the provisions of the original plans and specifications, the provisions in this addendum shall govern and take precedence.

SPECIFICATIONS

       Item 3.1
       Section 07510
               Change 2.04, C,2 to 2.5" Fesco Foam Isocyanurate Composite board.
       Item 3.2
       Section 07532 & ALTERNATE No. 7
               Insulating value of the insulation in this roof must meet a minimum of R-19.
               Insulation shall be fastened with I-90 fastening requirements.
       Item 3.3
       ALTERNATE No. 13
               Insulating value of the insulation in this roof must meet a minimum of R-19.
               Change ISO 95+ insulation thickness to 2.5" in lieu of 2.3".
       Item 3.4
       ALTERNATE No. 8
               Change Roofing system to Schuller 4 C I D using type IV felts and Dyna Kap FR.
               Change Roof Insulation to 2.5" Fesco Foam Isocyanurate Composite and 3/4" Fesco Board. Compy with I-90 fastening requirements.
DRAWINGS
       Item 3.5
       Various Drawings
               Change Drawing notations to delete 1/2" perlite board above metal deck - polyisocyanurate composite board lays directly on metal deck.

               Change Polyisocyanurate composite board from 2.3" to 2.5" thick on various roof details.

DATE:            February 15, 1995

ADDENDUM NO:     Three (3)

PROJECT:         K-Tec Electronics

LOCATION:        Sugar Land, Texas

JOB:             3413991


NOTICE TO BIDDERS

The Addendum shall be considered part of the Contract Documents for the above mentioned project as though it had been issued at the same time and incorporated integrally therewith. Where provisions of the following supplementary data differ form those of the following supplementary data differ form those of the original Contract Documents, this Addendum shall govern and take precedence.

Bidders are hereby notified that they shall make the necessary adjustments in their estimates on account of this Addendum. It will be construed that each Bidder's Proposal is submitted with full knowledge of all modifications and supplemental data specified herein.


MECHANICAL

SHEET M-2.3 - OFFICE MESSANINE FLOOR PLAN - MECHANICAL

1. Revise Sheet M-2.3 addendum No.1, item 2 which added a new Liebert computer room air conditioning system. Reduce tonnage from 15 tons to 8 tons.


PLUMBING

SHEET P-2.1 - MANUFACTURING FLOOR PLAN - PLUMBING

1. Delete all condensate roof captors and all associated piping including Keyed Notes #10 and #11.

SHEET P-3.1 - MANUFACTURING ROOF PLAN - PLUMBING

1. Delete condensate roof captors (4"RC-1), from roof plan, including Keyed Note #5.

SHEET P-5.1 - PLUMBING DETAILS AND SCHEDULES

1.   Delete "RC-1" specification from the PLUMBING FIXTURE SCHEDULE.

                   [HOUSE REH BURWELL ARCHITECTS LETTERHEAD]




                               END OF ADDENDUM

                                   EXHIBIT B


                            K*TEC ELECTRONICS, INC.



                 [GRAPH - K*TEC ELECTRONICS HIGHLIGHT SCHEDULE]



Schedule Notes:

1. Contractor reserves the right to revise activity sequence and duration as necessary.

2.  Schedule allows for (14) work days lost to inclement weather.

                                   EXHIBIT C


                                                               December 26, 1994
                                                               Job No. 67609.006


                                 DESCRIPTION OF
                                 51.0000 ACRES
                                   TRACT 130


     Being 51.0000 acres of land located in the Brown & Belknap League, Abstract No. 15, Fort Bend County, Texas, being a portion of that certain 1303.637 acre tract of land conveyed to Sugarland Properties Incorporated by instrument of record in Volume 607, Page 80, Deed Records, Fort Bend County, Texas and more particularly being all of Tract "130", Commercial Reserve "A" of Sugar Land Business Park, Tract 130 and 131, a subdivision of record under Slide No. 1356B, Plat Records, Fort Bend County, Texas, said 51.0000 acres being more particularly described by metes and bounds as follows ( all bearings referenced to the Texas Coordinate System, South Central Zone);

     COMMENCING for reference at an "X" cut in concrete found marking the southwest corner of Crown Cork & Seal, Sugar Land, Texas, a plat of record in Slide No. 1252A, Plat Records, Fort Bend County, Texas, same being on the north right-of-way line of Jess Pirtle Boulevard (100 feet wide) of record in Volume 26, Page 11, Plat Records, Fort Bend County, Texas;

     Thence, with said northerly right-of-way line of Jess Pirtle Boulevard, the following four (4) courses:

     1.     South 87 degrees 44 minutes 17 seconds West, 70.51 feet to a point;

     2. 38.74 feet along the arc of a tangent curve to the left having a radius of 2050.00 feet, a central angle of 01 degrees 04 minutes 58 seconds and a chord that bears South 87 degrees 11 minutes 48 seconds West, 38.74 feet to a 5/8-inch iron rod set for corner, the POINT OF BEGINNING;

     3. 678.21 feet along the arc of a tangent curve to the left having a radius of 2050.00 feet, a central angle of 18 degrees 57 minutes 19 seconds and a chord that bears South 77 degrees 10 minutes 39 seconds West, 675.12 feet to a 5/8-inch iron rod set for corner;

     4. South 67 degrees 42 minutes 00 seconds West, 178.27 feet to a 5/8-inch iron rod set for corner on the easterly line of Drainage Reserve "C";

51.0000 Acres                                                  December 16, 1994
                                                               Job No. 67609.006


     Thence, with said easterly line, the following three (3) courses:

     1. North 02 degrees 30 minutes 08 seconds West, 626.07 feet to a 5/8-inch iron rod set for corner;

     2. South 87 degrees 29 minutes 52 seconds West, 330.00 feet to a 5/8-inch rod set for corner;

     3. North 02 degrees 30 minutes 08 seconds West, 1446.52 feet to a 5/8-inch iron rod set for corner, same being the southwest corner of Tract "131", Commercial Reserve "B" of said Sugar Land Business Park, Tract 130 and 131;

     Thence, leaving said easterly line, with the south line of said Tract "131", Commercial Reserve "B", North 87 degrees 44 minutes 17 seconds East, 1234.09 feet to a 5/8-inch rod set for corner on the westerly right-of-way line of Gillingham Lane (width varies), same being the southeast corner of said Tract "131", Commercial Reserve "B";

     Thence, with said westerly right-of-way line, the following six (6) courses:

     1. South 02 degrees 15 minutes 43 seconds East, 1371.30 feet to a 5/8-inch iron rod set for corner, the beginning of a curve;

     2. 34.25 feet along the arc of a tangent curve to the right having a radius of 535.00 feet, a central angle of 03 degrees 40 minutes 04 seconds and a chord that bears South 00 degrees 25 minutes 41 seconds East, 34.24 feet to a 5/8-inch iron rod set for corner;

     3. South 01 degrees 24 minutes 21 seconds West, 356.55 feet to a 5/8-inch rod set for corner, the beginning of a curve;

     4. 34.25 feet along the arc of a tangent curve to the left having a radius of 535.00 feet, a central angle of 03 degrees 40 minutes 04 seconds and a chord that bears South 00 degrees 25 minutes 41 seconds East, 34.24 feet to a 5/8-inch iron rod set for corner; -

     5. South 02 degrees 15 minutes 43 seconds East, 50.82 feet to a 5/8-inch iron rod set for corner, the beginning of a curve;

51.0000 Acres                                                  December 26, 1994
                                                               Job No. 67609.006


        6. 62.08 feet along the arc of tangent curve to the right having a radius of 40.00 feet, a central angle of 88 degrees 55 minutes 02 seconds and a chord that bears South 42 degrees 11 minutes 48 seconds West, 56.03 feet to the POINT OF BEGINNING and containing
             51.0000 acres of land.


This description is based on a boundary survey and plat prepared by the undersigned dated December 26, 1994.

                                                          RUST LICHLITER/JAMESON

/s/Keith W. Monroe
- -------------------------------------
Keith W. Monroe
Registered Professional Land Surveyor
Texas Registration No. 4797

                        [GRAPHIC - STATE OF TEXAS SEAL]

                                   EXHIBIT D
HEADING 1
                              PROJECT COST BUDGET

K*Tec Manufacturing Facility
4-14-95

Series  Sub-    Cost                                                      Anchor
 Title   Title  Code   Description                                        Budget
1000                   LAND
         1100          Land Cost                                               0

2000                   ARCHITECTURAL AND ENGINEERING
         2100          Design Architecture
                2113       Design Arch-Contract Docs                     108,000
                2119       Design Arch-Reimbursables                      24,000
                2120   Landscape Architecture                             15,000
                       Architectural Computer Graphics                    10,000
                       Interior Design                                    10,000

         2300          ENGINEERING - SITE PREPARATION
                2320   Environmental Studies            by K-TEC               0
                2340   Geotechnical Testing                               20,000
                2350   Surveys                          by SPI
                2360   Platting                         by SPI
                2370   Civil Engineering
                2371       Civil Eng-Design                               30,000
                2372       Civil Eng-Construction                          5,000

         2500          ENGINEERING - BUILDING CONSTRUCTION
                2510   Structural Engineering                             47,000
                2520   MEP Engineering                                    75,000
                2540   Materials Testing                                  75,000
                       Roof Inspection                                    15,000

3000                   SITE PREPARATION
         3100          Earthwork                        incl w/4100            0
         3300          Utility Construction             incl w/4100            0
         3500          Paving Construction              incl w/4100            0

4000                   BUILDING CONSTRUCTION
         4100          Building Shell*       250,750sf at $36.49/sf    9,149,035
         4300          Building Interior     incl w/4100                       0

         4500          Grounds
                4510   Landscaping                                       100,000
                4520   Lighting              incl w/4100                       0
                4530   Interior Graphics Allowance                        15,000
                4540   Irrigation                                         50,000

         4700          Fees
                4710   Building Permits                 incl w/4100            0
                4720   Bonds                            incl w/4100            0
                4730   NCC Submittal Fees                                  2,000
                4740   State Handicap Review                               1,000
                4902   Legal Fees                                         15,000

5000                   CARRYING COSTS
         5100          Construction Loan Interest                              0
         5300          Ad Valorem Taxes                                        0
         5500          POA Assessments                                         0

8000                   PROJECT MANAGEMENT
         8100          Development Fees                       2.50%      244,151

         8900          Other
                8901   Other
                8999   Contingency                                       200,000

                       PROJECT TOTAL      $/BLDG SF = 40.71858        10,210,186

* For recap of this amount see Exhibit D-1.

                                  EXHIBIT D-1
                               K-TEC ELECTRONICS
                               PRELIMINARY RECAP
                                    4/13/95



Base Bid (3/10/95)                                                $9,073,416.00


V.E. Alternate No. 1: (Revised)

       Revise paving reinforcing to be No. 3
       rebar at 18 inches o.c.e.w. at 5 inches
       paving and No. 4 rebar at 24 inches
       o.c.e.w. at 7 inches paving in lieu of
       utilizing No. 4 rebar throughout.              DEDUCT      $  (24,186.00)


V.E. Alternate No. 4:

       Revise gas piping system for roof top
       units to utilize 1 inch pipe at (5)
       pound pressure to all units.  System
       to utilize an individual regulator at
       each unit in lieu of the (2) large
       regulators specified.                          DEDUCT      $   (3,691.00)


V.E. Alternate No. 5:

       Revise site and building sanitary
       sewer pipe system as follows:

       Delete all sanitary sewer piping
       below the slab as shown on plan page
       P2.1.  Relocate sanitary sewer
       manholes No. 1 and 2 (60) feet west.
       Eliminate 199 linear feet of 6 inches
       sanitary sewer pipe serving the office
       plumbing (C6.1).  Enter the building
       with sanitary piping at two locations:
       once at column line A5 and again at
       column line A13 to collect all sanitary
       piping.                                        DEDUCT      $   (8,595.00)


V.E. Alternate No. 6:

       Revise the site domestic water service
       as follows:

       Relocate the domestic water meter
       approximately 200 feet north, install
       the 4 inch domestic water line and
       meter in grass area.


Page -2-



       on north side of service road.  Install
       approximately 350 linear feet of 4 inch
       piping west of meter, and 200 linear feet
       of 4 inch piping south to meet domestic
       water entry point to the building as
       shown on plans.  Additionally, install
       30 linear feet of 6 inch PVC sleeve under
       paving at approximately storm sewer
       manhole D-10 to allow for future Phase II
       water service extension.                       DEDUCT      $   (4,397.00)


       Revise roof drain underground storm to
       utilize 12 inch pipe for storm sewer
       collection in lieu of 18 inch pipe.


       Substitute 12 inch PVC, SDR 35 storm
       sewer pipe for 12 inch RCP pipe for use
       in all areas in storm sewer piping system.



V.E. Alternate No. 13: (Revised)

       Provide an alternate manufacturer for
       all floor drains, cleanouts, and roof
       drains.  (Specified floor drain to remain
       in office area.)                               DEDUCT      $   (2,301.00)


V.E. Alternate No. 14:

       Provide an alternate manufacturer for
       the air valves.                                DEDUCT      $   (2,183.00)


       Provide 1 inch fiberglass duct board
       in all office areas that are concealed
       on supply and return air in lieu of
       specified sheet metal ducts.  Sheet
       metal with a 1 inch liner will be
       utilized through the roof.


Page -3-

V.E. Alternate No. 17:

       Provide belt driven fans in lieu of
       direct drives as specified on exhaust
       fan numbers 12 through 20.                     DEDUCT      $   (1,548.00)


V.E. Alternate No. 22:

       Provide an alternate electrical fixture
       package in lieu of the specified
       manufacturer.  Alternate package to be
       equal to performance as specified
       manufacturer.  (Allows multiple
       manufacturer bids in lieu of sole
       source specified.)                             DEDUCT      $  (18,823.00)


Alternate No. 4:

       Provide 2 x 2 ceiling grid and tile for
       office areas in lieu of 2 x 4 tile
       shown.  Tile manf. and pattern to
       remain as scheduled.                           ADD         $    2,500.00


Alternate No. 5:

       Add Infrared sensors for toilets and
       urinals as specified in MEP section.           ADD         $   21,991.00


Alternate No. 6:

       Provide pre-action sprinkler in lieu of
       FM-200 system in computer rooms as
       specified.                                     DEDUCT      $   (7,200.00)


Alternate No. 7:

       Provide a mechanically-fastened single-
       ply roofing system/Section 07532
       instead of asphalt built-up roofing
       system specified in Section 07510 as
       Base Bid.  (Includes 20 Year Material,
       and 15 Year Labor and Material,
       Warranty.)                                     DEDUCT      $  (18,000.00)


Alternate No. 14:

       Use Best, Inc., removable core locks in
       lieu of system specified.                      ADD         $    2,992.00

Page -4-


Alternate No. 18:

       Provide VWC in lieu of polymix paint
       at locations of W2A, W2B, W2C, W2D.            DEDUCT      $     (354.00)


Alternate No. 19:

       Provide VWC in lieu of standard paint at
       locations of W8.                               ADD         $   22,910.00


Alternate No. 20

       Provide Payment and Performance Bond,
       if required.                                   ADD         $   78,200.00


Earthwork Change Proposal (CP#1)

       Provide lime stabilization of building
       pad subgrade at a rate of 50#/SY at 9
       inches deep.  Stabilized subgrade to
       count towards 3 foot select fill
       requirement                                    ADD         $   38,304.00
                                                                  =============
       TOTAL                                                      $9,149,035.00
                                                                  =============

                                   EXHIBIT E

                          K*TEC MANUFACTURING FACILITY
                   QUALIFICATIONS TO PLANS AND SPECIFICATIONS


 1. Contract form between E.E. Reed Construction Company ("EER") and Sugarland Properties, Inc. ("SPI") shall utilize terms and conditions similar to previous EER/SPI contracts (i.e. AIA Lump Sum).
 2. Proposal excludes demolition and/or removal of underground obstructions.
 3. Proposal excludes soil poisoning (termite treatment).
 4. Proposal includes an allowance of $150,000 for all landscape and irrigation work.
 5. Proposal is based upon utilizing 22 gauge painted steel roof deck in lieu of galvanized roof deck.
 6. Proposal excludes Dow-Seal TS CPE waterproofing membrane beneath ceramic tile floors.
 7. Proposal excludes any fill in the Phase II building pad limits. This area will be brought to an elevation of 82 feet by the ditch contractor after which SPI/EER will swale to drain to within limits.
 8. Proposal excludes temporary fire lane per response from deputy Fire Marshall that it was not needed.
 9. Proposal acknowledges House Reh Burwell revised paving scheme at the two truck court areas in which approximately 35,000 SF of paving was deleted. Savings have been incorporated into the proposal amount but the change will be shown on revision #5.
10. Proposal excludes glass and aluminum entry doors at reception 102. A single plastic laminate-clad door with electric strike is provided at this area.
11. Proposal is based upon providing McGuire dock levelers (25,000 pound capacity) or equal.
12. Proposal is based upon utilizing standard weight steel hinges with brushed chrome finish; and utilizing plain bearing hinges at doors without closers.
13. Proposal excludes current specification for hot water heater. Specification to comply with specifications provided in November pricing.
14. Proposal excludes shock arresters on domestic water piping system.
15. Proposal excludes any tnemic paint for structural or miscellaneous steel.
16. Proposal is based upon providing one (1) shop coat of red oxide paint for all steel, joists, stairs, handrails, and all miscellaneous steel and metal.
17. Proposal excludes filling of erection bolt holes.
18. Proposal includes providing standard isoboard in lieu of composite polyisocyanurate insulation.
19. Site caulking to be based upon W.R. Meadows Hi Spec hot pour rubberized asphalt with joints prepared with sandblasting and cleaning prior to caulking. Quantity of joints will be revised/increased in revision #5.
20. Proposal excludes providing shop drawings for acoustical ceilings.
21. Proposal is based upon allowing for the billing for and payment of off-site stored materials provided that insurance certificates accompany such billings.
22. Proposal is based upon SPI and EER standard insurance policy and limits. Additional insurance, if obtainable, will be paid for by owner.
23. Proposal includes W-8 paint finish to be standard paint as stated on drawing A2.6 in lieu of that stated in the alternate listing.
24. Proposal excludes:
      -ad valorem taxes
      -Sugar Land Business Park property assessments
      -Furnishing, fixtures and equipment not contained in the contract documents or designated as furnished by others
      -moving expenses
      -fit-up of equipment or fixtures not contained in the contract documents or designated as furnished by others
      -financing or the cost of financing

      -security system or equipment
      -audio visual system or equipment
      -computer system or equipment not contained in the contract documents -telephone system or equipment not contained in the contract documents -changes to the documents required by the City of Sugar Land, State of
       Texas, American Disability Act, or SBCCI.
25. Proposal is based upon value engineering alternates and alternates listed in Exhibit "D-1".
26. Proposal is based upon owner furnished and installed UPS and Leibert HVAC in the computer room.
27. Proposal is based upon one 1000KW owner furnished emergency generator.
28. Proposal includes an allowance of $15,000 for interior graphics.
29. Proposal excludes creating a berm along the ditch located on the Western property line.

                                   EXHIBIT F

                         LETTER OF CREDIT REQUIREMENTS

Draw Requirements

     1. Written, sworn certifications of (i) two (2) officers of SPI on behalf of SPI as to items (a) through (h) below, and (ii) an officer of the Project Architect on behalf of the Project Architect as to item (b) below:

          a. One or more members of the Project Team ("Contractor") have delivered an application for payment to SPI, in accordance with the construction contract or other contract between such respective Contractors and SPI ("Contract"), in an amount equal to or greater than the amount SPI is requesting to draw under the letter of credit (the "Draw Amount"), and the draw under the letter of credit is being requested in connection with such application for payment.

          b. The Draw Amount is properly due and owing by SPI to the Contractor pursuant to and in accordance with the Contract for work performed by the Contractor in respect of the construction project ("Project") described in the Development and Construction Management Agreement between SPI and Kent ("Agreement").

          c.   SPI is obligated to pay the Draw Amount to the Contractor.

          d. The Draw Amount is properly due and owing by Kent to SPI pursuant to and in accordance with the Agreement, and Kent is obligated to pay such amount to SPI.

          e. SPI delivered to Kent an application for payment of the Draw Amount in connection with the Contractor's application, and presented to Kent the documentation required in connection therewith by the Agreement, all in accordance with the Agreement, and such application was not paid on or before nine (9) days thereafter, or thereafter.

          f. SPI sent notice of such default to Kent in accordance with the Agreement, and Kent failed to cure such default on or before ten (10) days after receiving such notice, or thereafter.

          g. The Draw Amount remains unpaid by Kent, and SPI has made no other request for a draw under the letter of credit with respect to the Draw Amount.

          h. True, correct and complete copies of the Contractor's application for payment to SPI, and SPI's application for payment to Kent, are attached to the certificate.

The certification by SPI as to items (c) and (d) above may be followed, at SPI's option, by the following qualification: "The preceding certification by SPI is made to the best of SPI's knowledge and belief, based upon reasonably diligent investigation by SPI."

     2. A sight draft in an amount not to exceed the Draw Amount, addressed to the issuer of the letter of credit.


Additional Provisions


     1. Term of letter of credit to be one year from the date of the Agreement; all draw requests, sight drafts and other documentation must be presented to the issuer of the letter of credit prior to expiration of the letter of credit. If, however, the Project has not been finally completed and the Agreement has not been terminated one year from the date of the Agreement, the letter of credit, in the then current amount, shall be extended until thirty (30) days after the then estimated date of Final Completion pursuant to the then current Project Schedule. The failure to extend the letter of credit as provided above shall constitute and Event of Default under the Agreement and SPI shall have the same remedies as provided in Article V of the Agreement for Kent's failure to deliver the initial letter of credit.

     2. Letter of credit to be surrendered upon final payment of all amounts due from Kent pursuant to the Agreement, or upon expiration of the letter of credit, whichever first occurs.



                                  Exhibit F